Exhibit 10.1
EXCHANGE FIRST LIEN LOAN CREDIT AGREEMENT
dated as of February 19, 2025
among
ALTISOURCE S.À R.L.,
as Borrower,
ALTISOURCE PORTFOLIO SOLUTIONS S.A.,
as Holdings,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
CANTOR FITZGERALD SECURITIES,
as Administrative Agent and Collateral Agent
_____________________________

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
Section 1.01.    Defined Terms    6
Section 1.02.    Terms Generally    42
Section 1.03.    Accounting Terms and Determinations    42
Section 1.04.    Effectuation of Transactions    43
Section 1.05.    Other Interpretive Provisions    43
Section 1.06.    Currency Equivalents Generally    43
Section 1.07.    Rates    43
Section 1.08.    Term SOFR Conforming Changes    44
Section 1.09.    Actions by the Administrative Agent    44
ARTICLE II
THE CREDITS
Section 2.01.    Commitments    45
Section 2.02.    Loans and Borrowings    46
Section 2.03.    Requests for Borrowings; Funding of Borrowings    46
Section 2.04.    [Reserved]    47
Section 2.05.    Interest Elections    47
Section 2.06.    Agreement to Repay Loans; Evidence of Debt    48
Section 2.07.    Repayment of Loans    49
Section 2.08.    Prepayment of Loans    51
Section 2.09.    Fees    56
Section 2.10.    Interest    57
Section 2.11.    Payments Generally; Pro-Rata Treatment; Sharing of Setoffs    57
Section 2.12.    Incremental Commitments    59
Section 2.13.    Defaulting Lenders    60
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01.    Taxes    61
Section 3.02.    Illegality    66
Section 3.03.    Inability to Determine Rates    66
Section 3.04.    Increased Costs    67
Section 3.05.    Compensation for Losses    68
Section 3.06.    Mitigation Obligations; Replacement of Lenders    68
Section 3.07.    Survival    69
Section 3.08.    Benchmark Replacement Setting    69

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01.    Organization and Qualification    71
Section 4.02.    Due Authorization    71
Section 4.03.    Equity Interests and Ownership; Status    71
Section 4.04.    No Conflict    71
Section 4.05.    Governmental Consents    71
Section 4.06.    Binding Obligation    72
Section 4.07.    Financial Statements    72
Section 4.08.    No Material Adverse Change    72
Section 4.09.    Tax Returns and Payments    72
Section 4.10.    Environmental Matters    72
Section 4.11.    Governmental Regulation    73
Section 4.12.    Employee Matters    73
Section 4.13.    ERISA    73
Section 4.14.    Margin Stock    74
Section 4.15.    Solvency    74
Section 4.16.    Disclosure    74
Section 4.17.    Patriot Act; Anti-Corruption    74
Section 4.18.    Security Documents    75
Section 4.19.    Adverse Proceedings; Compliance with Law    75
Section 4.20.    Properties    75
Section 4.21.    Affected Financial Institution    75
ARTICLE V
CONDITIONS OF LENDING
Section 5.01.    All Borrowings    76
Section 5.02.    Conditions Precedent to Closing    76
ARTICLE VI
AFFIRMATIVE COVENANTS
Section 6.01.    Financial Statements and Other Reports    79
Section 6.02.    Existence    83
Section 6.03.    Payment of Taxes and Claims    83
Section 6.04.    Insurance    83
Section 6.05.    Books and Records; Inspections    83
Section 6.06.    Earnings Calls    83
Section 6.07.    Compliance with Laws    84
Section 6.08.    Environmental    84
Section 6.09.    Subsidiaries    84
Section 6.10.    Further Assurances    85
Section 6.11.    Maintenance of Ratings    85
Section 6.12.    Material Contracts    86

Section 6.13.    Post-Closing Covenants    86
Section 6.14.    Deposit Accounts    86
ARTICLE VII
NEGATIVE COVENANTS
Section 7.01.    Indebtedness    86
Section 7.02.    Liens    89
Section 7.03.    No Further Negative Pledges    91
Section 7.04.    Restricted Junior Payments    91
Section 7.05.    Restrictions on Subsidiary Distributions    92
Section 7.06.    Investments    92
Section 7.07.    [Reserved]    94
Section 7.08.    Fundamental Changes; Disposition of Assets; Acquisitions    94
Section 7.09.    Disposal of Subsidiary Interests    95
Section 7.10.    Sales and Lease-Backs    95
Section 7.11.    Transactions with Shareholders and Affiliates    95
Section 7.12.    Conduct of Business    95
Section 7.13.    Modifications of Junior Indebtedness    95
Section 7.14.    Material Amendments or Waivers of Organizational Documents, Shareholder Warrants or Warrant Agreement    96
Section 7.15.    Fiscal Year    96
Section 7.16.    Certain Activities of Holdings    96
Section 7.17.    Use of Proceeds    96
Section 7.18.    Liability Management Transactions    97
Section 7.19.    Modifications of AAMC Loan    97
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01.    Events of Default    97
Section 8.02.    Application of Funds    99
ARTICLE IX
THE AGENCY PROVISIONS
Section 9.01.    Appointment and Authority    100
Section 9.02.    Rights as a Lender    101
Section 9.03.    Exculpatory Provisions    101
Section 9.04.    Reliance by Administrative Agent    103
Section 9.05.    Delegation of Duties    103
Section 9.06.    Resignation of Administrative Agent    103
Section 9.07.    Non-Reliance on Administrative Agent and Other Lenders    104
Section 9.08.    No Other Duties, Etc    104
Section 9.09.    Administrative Agent May File Proofs of Claim    104
Section 9.10.    Collateral and Guaranty Matters    105

Section 9.11.    [Reserved]    106
Section 9.12.    Certain Representations    106
Section 9.13.    Recovery of Erroneous Payments    107
ARTICLE X
MISCELLANEOUS
Section 10.01.    Amendments, Etc    110
Section 10.02.    Notices; Effectiveness; Electronic Communication    113
Section 10.03.    No Waiver; Cumulative Remedies; Enforcement    115
Section 10.04.    Expenses; Indemnity; Damage Waiver    115
Section 10.05.    Payments Set Aside    118
Section 10.06.    Successors and Assigns    118
Section 10.07.    Treatment of Certain Information; Confidentiality    123
Section 10.08.    Platform; Borrower Materials    123
Section 10.09.    Right of Setoff    124
Section 10.10.    Interest Rate Limitation    124
Section 10.11.    Counterparts; Integration; Effectiveness    125
Section 10.12.    Survival of Representations and Warranties    125
Section 10.13.    Severability    125
Section 10.14.    Replacement of Lenders    125
Section 10.15.    Governing Law; Jurisdiction Etc    126
Section 10.16.    Waiver of Jury Trial    127
Section 10.17.    No Advisory or Fiduciary Responsibility    127
Section 10.18.    Electronic Execution of Assignments and Certain Other Documents    128
Section 10.19.    USA Patriot Act Notice    128
Section 10.20.    Headings    128
Section 10.21.    Cashless Rollovers    128
Section 10.22.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    129
Section 10.23.    Revival and Reinstatement of Obligations; Certain Waivers    129

Exhibits:
Exhibit A    –    Form of Assignment and Acceptance*
Exhibit B    –    Form of Borrowing Request*
Exhibit C    –    Form of Compliance Certificate*
Exhibit D    –    Form of Note*
Exhibit E    –    Specified Prepayment Option Notice*
Exhibit F    –    Lender Participation Notice*
Exhibit G    –    Specified Voluntary Prepayment Notice*
Exhibit H    –    U.S. Tax Compliance Certificates*
Exhibit I    –    Form of Counterpart Agreement*
Exhibit J    –    Form of Intercompany Note*
Exhibit K    –    Form of Borrower Solvency Certificate*
Exhibit L    –    Form of Super Senior Intercreditor Agreement*

Schedules:
Schedule 1.01    –    Material Subsidiaries*
Schedule 2.01    –    Term B Loans and Commitments*
Schedule 4.01    –    Loan Parties (Organization)*
Schedule 4.03    –    Subsidiaries (Ownership)*
Schedule 6.13    –    Post Closing Actions*
Schedule 7.01    –    Indebtedness*
Schedule 7.02    –    Liens*
Schedule 7.05    –    Restrictions on Subsidiary Distributions*
Schedule 7.06    –    Investments*
Schedule 7.11    –    Transactions with Shareholders and Affiliates*
Schedule 10.02    –    Notices Information*
*The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

v

EXCHANGE FIRST LIEN LOAN CREDIT AGREEMENT dated as of February 19, 2025, among ALTISOURCE PORTFOLIO SOLUTIONS S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (“Holdings”), ALTISOURCE S.À R.L., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B189519 (the “Borrower”), the LENDERS party hereto from time to time and CANTOR FITZGERALD SECURITIES, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders.
WHEREAS, pursuant to the Transaction Support Agreement (as defined below) and the Exchange Agreement (as defined below), the parties hereto desire to exchange the Term B Loans under the Existing Term Credit Agreement (as defined below) for, among other things, Term Loans under this Agreement subject to the conditions set forth herein;
WHEREAS, the Loan Parties have agreed to secure the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, Liens on substantially all of their assets pursuant to this Agreement and the Security Documents; and
WHEREAS, Holdings and each Subsidiary Guarantor has agreed to guarantee the Obligations.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01.Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“AAMC Loan” means the revolving loan facility with Altisource Asset Management Company pursuant to that certain Revolving Loan Agreement, dated as of June 3, 2024, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement.
“Acceptance Date” has the meaning specified in Section 2.08(a)(iii)(B).
“Accepting Lenders” has the meaning specified in Section 10.01.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.
“Administrative Agent Fees” has the meaning specified in Section 2.09(a).
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address within the United States or account as the Administrative Agent may from time to time notify the Borrower and the Lenders in writing.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
“Adverse Proceeding” means any adverse action, suit, demand, claim, proceeding, hearing (in each case, whether administrative, judicial (civil or criminal) or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower or any Subsidiary Guarantor) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of an Authorized Officer, threatened against Holdings, the Borrower or any Subsidiary Guarantor or any property of Holdings, the Borrower or any Subsidiary Guarantor.
“Affected Facility” has the meaning specified in Section 10.01.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affected Subsidiary” has the meaning specified in Section 2.08(b)(v).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that notwithstanding the foregoing, none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof solely as a result of such relationship.
“Agent” means the Administrative Agent or the Collateral Agent and any successors and permitted assigns in such capacity, and “Agents” means any two or more of them.
“Agent Fee Letter” means that certain Fee Letter, dated as of February 19, 2025, by and between the Borrower and the Agents.
“Agent Party” has the meaning specified in Section 10.02(c).
“Agreement” means this Exchange First Lien Loan Credit Agreement, dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Ancillary Fees” has the meaning specified in Section 10.01(xii)(B)(I).
“Applicable Margin” means, in respect of, the Term B Facility, 5.50% per annum for Base Rate Loans and 6.50% per annum for Term SOFR Loans.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Holdings’ or any Subsidiary’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests (and issuances thereof) of any Subsidiary, other than (i) transfers to the Borrower or any Subsidiary Guarantor, or from a Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor, (ii) inventory (including, for the avoidance of doubt, short term investments in real estate but not in bulk as part of a committed facility) and other immaterial assets that are no longer used or useful in the business of the Borrower and its Subsidiaries, in each case in the ordinary course of business, (iii) sales, leases or non-exclusive licenses of assets for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions (provided that all such transactions excluded pursuant to this clause (iii) shall not exceed $4,000,000 in the aggregate during any Fiscal Year), (iv) dispositions permitted by Sections 7.08(e) and 7.08(h) and (v) dispositions of Investments or other assets and dispositions or compromise of loans or other receivables, in each case in the ordinary course of business in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto or in a bankruptcy, foreclosure or similar proceedings.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief administration and risk officer, or manager or directors on the board of managers or directors of such Person and any other officer proposed by the Borrower from time to time and reasonably acceptable to the Required Lenders.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.08(d).

“Available Trailing Excess Cash Flow Amount” shall mean, with respect to any ECF Sweep Date, the lesser of (a) seventy five percent (75%) of the aggregate Consolidated Excess Cash Flow for the most recently ended Fiscal Year for which financial statements have been or are required to be delivered and (b) an amount which, immediately after giving effect to such payment, would leave the Borrower and its Subsidiaries with no less than $30,000,000 of Unrestricted Cash.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, with (a) respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) Adjusted Term SOFR for a one-month interest period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.
“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
    “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.08(a).
    “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); and
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the request of the Required Lenders) and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the request of the Required Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. In each case, the Required Lenders shall direct the Administrative Agent in connection with selecting a Benchmark Replacement Adjustment that is administratively feasible to the Administrative Agent and the Administrative Agent shall have no obligation to make any such determination in the absence of such direction.
    “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I or ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Flood Notice” has the meaning specified in Section 6.09(c).
“Borrower Materials” has the meaning specified in Section 10.08.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of a Term SOFR Borrowing, having the same Interest Period made by the Lenders.
“Borrowing Minimum” means $5,000,000.
“Borrowing Multiple” means $1,000,000.
“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Cantor” means Cantor Fitzgerald Securities or its designated affiliate and, in each case, any respective successors thereto.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Cash” means money, currency or a credit balance on hand or in any demand or Deposit Account.
“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000 and (c) has a rating of at least AA- from S&P and Aa3 from Moody’s; (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (v) investments of the types and having the characteristics (in the case of ratings requirements, having the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies) described in clauses (i) through (iv) above denominated in British Pounds Sterling, Canadian Dollars, Eurodollars, or Australian Dollars.
“Cash Exercise Stakeholder Warrants” means Cash Exercise Stakeholder Warrants to be issued to the holders of record of the following securities of Holdings: (i) shares of common stock, (ii) restricted share units, and (iii) the Company’s outstanding warrants to purchase shares of Common Stock, that are exercisable by the holders thereof for Cash pursuant to the terms of that certain Warrant Agent Agreement, dated as of the Closing Date, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of this Agreement.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (i) the adoption or taking effect of any Law, rule, regulation or treaty, (ii) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than any Lender that is a lender under the Existing Term Credit Agreement immediately prior to the Closing Date) shall have acquired beneficial ownership or control of 50.0% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings; (ii) a majority of the seats on the board of directors (or similar governing body) of Holdings shall be occupied by Persons other than (x) directors on the date of this Agreement or directors duly elected at a subsequent shareholder meeting, (y) directors whose election or nomination was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of the board of directors (or similar governing body) of Holdings or (z) directors whose election or nomination was approved by individuals referred to in clauses (x) and/or (y) above constituting at the time of such election or nomination at least a majority of the board of directors (or similar governing body) of Holdings; or (iii) Holdings fails to directly own and control 100% of the Equity Interests of the Borrower.
“Closing Date” means February 19, 2025.
“CME” means CME Group Benchmark Administration Limited.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, Security Agreement Collateral and all Mortgaged Properties.
“Collateral Agent” means the party acting as collateral agent for the Secured Parties under the Security Documents. On the Closing Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent” or “Agent” as used herein shall include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.
“Commitment” means with respect to any Lender, such Lender’s Term B Loan Commitment and Incremental Commitment, as the context may require.
“Complex” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any Subsidiary or any of their respective predecessors.
“Compliance Certificate” means a certificate from an Authorized Officer of the Borrower substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent (acting at the request of the Required Lenders) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (acting at the request of the Required Lenders) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent or the Required Lenders determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (acting at the request of the Required Lenders) reasonably decides is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis with such Person’s Subsidiaries in accordance with, except as otherwise set forth herein, applicable principles of consolidation under GAAP.
“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and the Subsidiaries on a Consolidated basis equal to (i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income (other than in respect of clause (i) below), the sum, without duplication, of amounts for (a) Consolidated Interest Expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) other non-cash charges reducing Consolidated Net Income (including, without limitation, any non-cash losses recorded on the repurchase or extinguishment of debt), (f) [reserved], (g) any aggregate net loss on the sale, lease, transfer or other disposition of property outside the ordinary course of business or the discontinuance of any operations or business line, (h) any restructuring charges relating to head count reduction and the closure of facilities attributable to Designated Acquisitions incurred during the 12 months preceding the last day of such period; provided that, for purposes of this clause (h), (1) such charges are factually supportable and have been realized, (2) either (A) the addition of such charges shall not be inconsistent with Regulation G and Article 11 of Regulation S-X promulgated under the Securities Act and the Exchange Act and as interpreted by the staff of the SEC or (B) if such charges do not meet the requirements of the preceding clause (A), then the addition of such charges, when aggregated with the add-back pursuant to clause (i) below, shall not exceed 7.5% of Consolidated Adjusted EBITDA (without giving effect to any adjustments pursuant to this clause (h) or clause (i) below) in any period of four consecutive Fiscal Quarters and (3) the Borrower shall provide the Administrative Agent with a reasonably detailed list of such charges together with the Compliance Certificate being delivered for the relevant period, (i) any synergies, operating expense reductions or other cost savings attributable to the Designated Acquisitions; provided that for purposes of this clause (i), (1) such cost savings are factually supportable and are reasonably expected to be realized within 12 months following such Designated Acquisition, (2) either (A) the addition of such synergies, operating expense reductions or other cost savings shall not be inconsistent with Regulation G and Article 11 of Regulation S-X promulgated under the Securities Act and the Exchange Act and as interpreted by the staff of the SEC or (B) if such synergies, operating expense reductions or such other cost savings do not meet the requirements of the preceding clause (A), then the addition of such synergies, operating expense reductions or other cost savings, when aggregated with the add-back pursuant to clause (h) above, shall not exceed 7.5% of Consolidated Adjusted EBITDA (without giving effect to any adjustments pursuant to this clause (i) or clause (h) above) in any period of four consecutive Fiscal Quarters and (3) the Borrower shall provide the Administrative Agent with a reasonably detailed list of such synergies, operating expense reductions or such other cost savings together with the Compliance Certificate being delivered for the relevant period, (j) costs, fees and expenses incurred in connection with (1) the Transactions, any Designated Acquisition or any issuance of equity or Junior Indebtedness (whether or not consummated), (2) the Term Facility or (3) any amendment, modification or waiver in respect of this Agreement, any other Loan Document or in connection with an Incremental Assumption Agreement hereunder, (k) non-cash expenses resulting from the grant or periodic remeasurements of stock options or other equity-related incentives (including, any non-cash expenses related to any stock option or other equity-related incentives resulting from the acceleration of vesting in the event of a change of control) to any director, officer, employee, former employee or consultant of any Loan Party, (l) impairment or write-off of goodwill and other intangible assets and (m) losses arising from a change in the fair value of “available-for-sale” marketable securities, minus (ii) to the extent increasing Consolidated Net Income, the sum, without duplication of, (a) gains arising from a change in the fair value of “available-for-sale” marketable securities and (b) any other non-cash gains for such period (including, without limitation any non-cash gain recorded on the repurchase or extinguishment of debt). Consolidated Adjusted EBITDA shall be calculated after giving effect to the adjustments provided in Section 7.07.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and the Subsidiaries during such period determined on a Consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the Consolidated statement of cash flows of Holdings and the Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures for replacements and substitutions for fixed assets, capital assets or equipment (i) to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.08(b)(iii) or with Net Cash Proceeds from Asset Sales invested pursuant to Section 2.08(b)(ii) or (ii) that constitute a Designated Acquisition permitted under Section 7.06
“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:
(i)    the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income for such period, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus
(ii)    the sum, without duplication, of (a) the amounts for such period of (1) scheduled and other mandatory repayments, without duplication, of Indebtedness for borrowed money (excluding repayments of any revolving credit facility that are not included in Consolidated Working Capital Liabilities except to the extent the commitments with respect thereto are permanently reduced in connection with such repayments) solely to the extent permitted hereby and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures (other than Consolidated Capital Expenditures that are financed with the proceeds of any issuance or incurrence of Indebtedness or any capital contributions or net cash proceeds of equity issuances received or made by Holdings or the Borrower) and (3) all consideration paid in connection with a Designated Acquisition (other than consideration financed with the proceeds of any issuance or incurrence of Indebtedness or any capital contributions or the net cash proceeds of equity issuances received or made by Holdings or the Borrower), plus (b) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period). As used in this clause (ii), “scheduled and other mandatory repayments, without duplication, of Indebtedness” do not include any voluntary prepayments of Loans pursuant to Section 2.08(a) or mandatory prepayments of the Loans pursuant to Section 2.08(b).
“Consolidated Interest Expense” means, for any period, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and other original issue discount, banking fees and similar fees incurred in connection with the incurrence of Indebtedness) of Holdings and the Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Holdings and the Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing fees or amounts referred to in Section 2.09 payable on or before the Closing Date, minus (ii) total interest income received by Holdings and the Subsidiaries during such period on Cash and Cash Equivalents.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and the Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding, to the extent such amounts are included in net income in conformity with GAAP and without duplication, (ii) (a) the income (or loss) of any Person (other than a Subsidiary) in which any other Person (other than Holdings or any Subsidiary) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any Subsidiary by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or that Person’s assets are acquired by Holdings or any Subsidiary, (c) [reserved], (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan and (e) (to the extent not included in clauses (a) through (d) above) any net unusual or infrequently occurring gains or losses.
“Consolidated Total Assets” means the total assets of Holdings and the Subsidiaries determined on a Consolidated basis in accordance with GAAP.
“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Working Capital Assets over Consolidated Working Capital Liabilities.
“Consolidated Working Capital Adjustment” means, for any period on a Consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of assets included in Consolidated Working Capital Assets and liabilities included in Consolidated Working Capital Liabilities and the effect of any Designated Acquisition; provided that there shall be included with respect to any Designated Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Designated Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital with respect to such Designated Acquisition at the end of such period.
“Consolidated Working Capital Assets” means, as at any date of determination, the current assets of Holdings and the Subsidiaries on such date on a Consolidated basis in conformity with GAAP, excluding (a) Cash and Cash Equivalents, (b) hedging assets and (c) deferred tax assets.
“Consolidated Working Capital Liabilities” means, as at any date of determination, the current liabilities of Holdings and the Subsidiaries on such date on a Consolidated basis in conformity with GAAP, but excluding (a) the current portion of Indebtedness under this Agreement, (b) the current portion of obligations under Capital Leases, (c) liabilities in respect of unpaid earn-outs, (d) hedging liabilities, (e) deferred tax liabilities and (f) the current portion of any other long-term liabilities.
“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived or otherwise ceased to exist.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Convertible Debt” means any unsecured Indebtedness of the Borrower that is convertible, in whole or in part, into Equity Interests (other than Disqualified Equity Interests) of Holdings based on any formula(s) that reference the trading price of Equity Interests of Holdings.
“Copyright Security Agreement” means the Copyright Security Agreement, dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent.
“Core Business Activities” means (w) any and all support services and products to mortgage originators and servicers, insurance companies, hedge funds, government sponsored entities, asset managers, real estate investment trusts, single family rental and fix and flip rental investors, investment and commercial banks, commercial real estate sellers and brokerages and similar entities (including, without limitation, any vendor management services, property management services, asset management services, data management services, data analytics services, leasing management services, lien negotiation management services, construction management services, due diligence services, appraisal management and valuation services, real estate brokerage services, on-line real estate and other auction services, default processing services, property inspection and preservation services, homeowner outreach services, closing and title services, mortgage insurance brokerage, agency and underwriting as well as services related thereto, title insurance brokerage, agency and underwriting as well as services related thereto, lender placed insurance brokerage, agency and underwriting as well as services related thereto, homeowners, auto, and life agency and underwriting as well as services related thereto, reinsurance related to mortgage insurance, title insurance and lender placed insurance as well as services related thereto, loan underwriting services, quality control services, solutions to help mortgage originators increase revenue, reduce loan manufacturing costs, reduce operating costs, attorney support services and knowledge process outsourcing services and other outsourcing services), (x) collection and recovery of assets and customer relationship management services, (y) the provision of technologies and technological support products and services (including, without limitation, software, infrastructure technologies, vendor management systems and spend and supply technologies) utilized in the mortgage servicing industry, mortgage origination industry, collections and asset recovery industry and asset management industries and such other industries where applicable (including, without limitation, commercial and residential loan servicing and loss mitigation software, vendor management and payable systems, information technology solutions for payments to vendor networks and scripting and dialogue technologies), and in connection with customer and relationship management services and data management services and (z) the buy, renovate, lease and sell business, including, without limitation, short term investments in real estate.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit I delivered by a Loan Party pursuant to Section 6.09.
“Credit Obligations” means, with respect to each Loan Party, without duplication:
(i)    in the case of the Borrower, all principal of, premium (including the Exit Premium), if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;

(ii)    all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;
(ii)    all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;
(iv)    all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document or the Transaction Support Agreement; and
(v)    in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Borrower’s or the Subsidiaries’ operations and not for speculative purposes.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum (provided that, with respect to a

Term SOFR Loan, the determination of the applicable interest rate is subject to Section 3.08(e) to the extent that Loans may not be converted to, or continued as, Term SOFR Loans, pursuant thereto) and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans in the case of overdue interest or fees plus 2.00% per annum.
“Defaulting Lender” means any Lender that (i) has failed (A) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (B) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (ii) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (iv) has, or has a direct or indirect parent company that has, (A) become subject to a Bail-In Action, (B) become insolvent, or become generally unable to pay its debts as they become due, or admitted in writing its inability to pay its debts as they become due, or made a general assignment for the benefit of its creditors, (C) become the subject of a proceeding under any Debtor Relief Law or (D) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and, to the extent permitted by law, each other Lender promptly following such determination.
“Deposit Account” means any deposit account (as the term is defined in the UCC).
“Deposit Account Control Agreement” means, with respect to any deposit account, securities account or commodity account maintained in the United States, an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders (it being agreed that any such agreement requiring Cantor to be liable to any third party in its individual capacity shall not be reasonably satisfactory), among the Collateral Agent, the financial institution or other Person at which such account is maintained and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Collateral Agent.
“Designated Acquisition” means an acquisition by the Borrower or any Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit any Person for an aggregate purchase price not to exceed $50,000,000; provided that (i) such Designated Acquisition shall be subject to the consent of the Administrative Agent (acting at the direction of the Required Lenders); provided, further, that not later than ten (10) Business Days prior to the proposed execution date of definitive documentation in respect of such Designated Acquisition, the Borrower shall provide to the Administrative Agent for further delivery to private-side Lenders a reasonably detailed description of the Designated Acquisition, including the consideration to be paid by the Borrower or its Subsidiaries, the identity of any financing sources and the amount and type of financing to be incurred to fund the Designated Acquisition and (ii) not later than five (5) Business Days prior to the proposed execution date of definitive documentation for such Designated Acquisition, the Borrower shall deliver to the Administrative Agent for delivery to private-side Lenders all information regarding the Designated Acquisition reasonably requested by the Lenders (or their advisors), including drafts of any purchase agreement, debt commitment letter and other definitive documentation to be entered into in connection with the Designated Acquisition.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale made pursuant to Section 7.08(d) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of either the chief executive officer or chief financial officer of the Borrower.
“Discount Amount” has the meaning specified in Section 2.08(a)(iii)(B).
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments), (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.
“Dollars” and the sign “$” each means freely transferable lawful money of the United States.
“ECF Sweep Date” is the date of delivery of financial statements pursuant to Section 6.01(b) commencing with the delivery of financial statements for the Fiscal Year ending December 31, 2025.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund (any two or more Approved Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) to the extent permitted under Section 10.06(f), Holdings and the Borrower, and (iii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or purchases loans in the ordinary course of business; provided that neither any natural person nor any Defaulting Lender or any Ineligible Assignee shall be an Eligible Assignee.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, Holdings, the Subsidiaries or any of their ERISA Affiliates.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person (other than internal reports prepared by any Loan Party or any of its Subsidiaries), arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law or (ii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all Laws relating to pollution; the protection of the environment; to the extent relating to exposure to Hazardous Materials, human health or safety; or exposure to, or the emission, discharge or release into the environment, including surface water, ground water or land of, Hazardous Materials, in any manner applicable to Holdings or any of its Subsidiaries or any Complex.
“Equity Interests” of any person means any and all shares, interests, rights to purchase, or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person is a member.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 303 of ERISA or Section 412 of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by a Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Loan Party or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on a Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of a Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is an assessment by such Multiemployer Plan of liability therefor, or the receipt by a Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status pursuant to Section 305 of ERISA or Section 432 of the Internal Revenue Code or is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which gives rise to the imposition on a Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the imposition of a lien pursuant to Section 303(k) of ERISA or Section 430(k) of the Internal Revenue Code with respect to a Pension Plan; or (x) the imposition of any liability under Title IV of ERISA, other than the PBGC premiums due but not delinquent under Section 4007 of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 9.13(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.13(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.13(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.13(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.13(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the conditions or events specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agreement” means that certain Exchange Agreement, dated as of the Closing Date, by and among the Borrower, Holdings and the Lenders.
“Exchange Stock” has the meaning specified in the Exchange Agreement.
“Excluded Deposit Accounts” shall mean the following deposit accounts: (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, U.S. federal and state withholding Taxes (including the employer’s share thereof)), (c) any other funds which any Loan Party holds as an escrow or fiduciary, or payment processor for the benefit of another Person or (d) funds having an average monthly balance of less than $2,500,000.
“Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (i) not a Material Subsidiary, (ii) not a wholly owned Subsidiary solely to the extent and only for as long as such Subsidiary’s guaranty of the Obligations requires the consent of a third party (other than Holdings or a Subsidiary or other Affiliate of Holdings) or such Subsidiary is prohibited from guaranteeing the Obligations pursuant to its applicable governing document (and in each case, such consent or prohibition was not created or entered into for the sole purpose of avoiding the requirements to guaranty the Obligations hereunder); (iii) a special purpose entity formed solely for the purpose of owning Joint Ventures; provided that such special purpose entity is prohibited from guaranteeing the Obligations pursuant to the applicable joint venture agreement or other governing document (and such restriction was not entered into for the sole purpose of avoiding the requirements to guaranty the Obligations hereunder), (iv) a Subsidiary for which the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) reasonably determine that the burden or cost of obtaining a guarantee from such Subsidiary outweighs the benefit to the Lenders afforded thereby and (v) a Subsidiary not required to provide a guarantee as mutually agreed between the Borrower and the Administrative Agent (acting at the direction of the Required Lenders).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.14) or (B) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (iv) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Term Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 9, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified in accordance with the terms of this Agreement), by and among the Borrower, Holdings, the lenders party thereto and Wilmington Trust, N.A., in its capacity as the agent.
“Exit Premium” means a non-interest bearing exit premium, in an amount equal to 45.4545% of the Term B Loans repaid or prepaid (or in the case of an Exit Premium Event occurring under clause (iv) of the definition thereof, deemed prepaid).
“Exit Premium Allocation” has the meaning set forth in Section 2.07(c). The Exit Premium Allocation for each Lender is set forth on Schedule 2.01.
“Exit Premium Event” means (i) any Scheduled Repayment pursuant to Section 2.07(a); (ii) any voluntary prepayment pursuant to Section 2.08(a) or any mandatory prepayment pursuant to Section 2.08(b) by the Borrower, or any refinancing, exchange, redemption, repayment, prepayment or discharge, of all, or any part, of the principal balance of the Term B Loans; (iii) the Term B Facility Maturity Date; and (iv) an acceleration of the Credit Obligations, for any reason, including but not limited to, acceleration in accordance with Section 8.01 hereof, including as a result of the commencement of a proceeding under any Debtor Relief Law. For purposes of the definition of the term Exit Premium, if an Exit Premium Event occurs under clause (iv), the entire outstanding principal amount of the Term B Loan shall be deemed to have been prepaid on the date on which such Exit Premium Event occurs.
“Facility” means the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Closing Date the Term B Facility is the only Facility hereunder, and thereafter, may include Incremental Term Facilities.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Internal Revenue Code.
“FCPA” has the meaning specified in Section 4.17.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Cantor on such day on such transactions as determined by the Administrative Agent.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of either (i) the principal financial officer of Holdings, (ii) the principal accounting officer of Holdings or (iii) another officer or manager of Holdings familiar generally with the financial condition of Holdings and its Subsidiaries (each of the officers referred to in clauses (i), (ii) and (iii) above, an “Authorized Financial Officer”), in each case, that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.
“Floor” means a rate of interest equal to 3.50%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Guarantor” means each of Holdings and each Subsidiary Guarantor.

“Guaranty” has the meaning specified in Section 5.02(g).
“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the Release of which requires a permit or license under any Environmental Law or other Governmental Authorization, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which poses a health or safety hazard to Persons or neighboring properties or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Historical Financial Statements” means (i) the audited financial statements of Holdings and its Subsidiaries on a Consolidated basis for the immediately preceding three Fiscal Years, consisting of balance sheets and the related Consolidated statements of operations and comprehensive income, equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries on a Consolidated basis as of the most recent Fiscal Quarter ended after the date of the most recent audited financial statements described in clause (i) of this definition, consisting of a balance sheet and the related Consolidated statements of operations and comprehensive income, equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer (or other similar officer) of Holdings that they fairly present, in all material respects, the Consolidated financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“Holdings” has the meaning specified in the preamble to this Agreement.
“Illegality Notice” has the meaning specified in Section 3.02.
“Increased Amount Date” has the meaning specified in Section 2.12(a).
“Incremental Amount” means, at any time, the excess of (a) $50,000,000 over (b) the aggregate amount of Incremental Commitments established pursuant to Section 2.12 during the term of this Agreement.
“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders.
“Incremental Commitment” means an Incremental Term Loan Commitment.
“Incremental Lender” means a Lender with an Incremental Commitment.
“Incremental Loans” means Incremental Term Loans.

“Incremental Term Borrowing” means a Borrowing comprised of Incremental Term Loans.
“Incremental Term Facility” means the Incremental Term Loan Commitments and the Incremental Term Loans made hereunder.
“Incremental Term Facility Maturity Date” means, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the maturity date as set forth in such Incremental Assumption Agreement.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.12, to make Incremental Term Loans to the Borrower.
“Incremental Term Loans” means Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term B Loans or, to the extent permitted by Section 2.12 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.
“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money and all indebtedness evidenced by notes, bonds, debentures or similar instruments; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (other than (x) trade accounts and accrued expenses payable in the ordinary course of business and (y) any earn-out obligations, including any such obligations incurred under ERISA), which is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of any letters of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) all obligations of such Person in respect of Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise be “Indebtedness” for purposes of this definition; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof that would otherwise be “Indebtedness” for purposes of this definition shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for any Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above and (xi) all obligations (the amount of which shall be determined on a net basis where permitted in the relevant contract) of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and any Currency Agreement, in each case, whether entered into for hedging or speculative purposes; provided that in no event shall obligations under any derivative transaction be deemed “Indebtedness” for any purpose under Section 7.01 unless such obligations relate to a derivatives transaction which has been terminated. The amount of Indebtedness of any Person for purposes of clause (v) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value (as determined by such Person in good faith) of the property encumbered thereby. Notwithstanding anything to the contrary herein, all obligations under receivables, factoring, warehouse and similar facilities and securitizations shall be deemed to be Indebtedness for all purposes under this Agreement and the other Loan Documents.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Ineligible Assignee” has the meaning specified in Section 10.06(b)(v).
“Information” has the meaning specified in Section 10.07.
“Insolvency Regulation” means the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
“Intercompany Note” means a promissory note substantially in the form of Exhibit J evidencing Indebtedness owed among the Loan Parties and the Subsidiaries.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Maturity Date; provided, however that the first Interest Payment Date following the Closing Date shall be March 31, 2025.
“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.08(d) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s and the Subsidiaries’ operations and not for speculative purposes.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any Subsidiary of, or of a beneficial interest in, any of the Securities of any other Person (other than the Borrower or a Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Holdings or any Subsidiary from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any Subsidiary to any other Person (other than the Borrower or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes, (v) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of any Person and (vi) expenditures that are or should be included in “purchase of property and equipment” or similar items reflected in the Consolidated statement of cash flows of Holdings and the Subsidiaries. The amount of any Investment of the type described in clauses (i), (ii), (iii), (v) and (vi) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means any Person (x) a portion (but less than 100%) of the Equity Interests of which is owned directly or indirectly by the Borrower or a Subsidiary thereof and (y) that is engaged in a bona fide business that is similar or complementary with the business of the Borrower and its Subsidiaries (and not created or established solely for the purpose of funding the operations of the Borrower or any of its Subsidiaries in a Liability Management Transaction).
“Junior Indebtedness” means Indebtedness of the Borrower or any other Loan Party so long as (i) such Indebtedness shall not mature or require any amortization or cash payments of interest or any other amounts prior to the date that is 91 days following the Latest Maturity Date; (ii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Term B Loans; (iii) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants, if any (other than any such provisions or covenants applicable only after the Latest Maturity Date), shall be no more restrictive than the corresponding provisions set forth in the Loan Documents; and (iv) such Indebtedness is either senior unsecured Indebtedness, Subordinated Indebtedness or Convertible Debt.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loans or Commitments outstanding at such time, including, for the avoidance of doubt, the Term B Facility Maturity Date or the latest maturity date of any Incremental Loans or Incremental Commitments, in each case as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment).
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
“Lender” means each financial institution listed on Schedule 2.01 (other than any such person that ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.06), as well as any Person that becomes a “Lender” hereunder pursuant to Section 10.06, 2.12 or 2.14.
“Lender Participation Notice” has the meaning specified in Section 2.08(a)(iii)(C).
“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Acceptance pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Liability Management Transaction” means any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance (collectively, a “Refinancing”) of the Term Loans or any other existing Indebtedness of Holdings, the Borrower or any Subsidiary that is/are not contractually, structurally or temporally senior (including as to lien priority with respect to any Collateral, or by means of additional collateral) to any of the Term Loans with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity) that is/are contractually, structurally or temporally senior (including as to lien priority with respect to any Collateral, or by means of additional collateral) to any of the Term Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not a Loan Party, whether or not such Person owns any assets or property); provided that a Liability Management Transaction shall include for all purposes hereunder a Refinancing of any existing Indebtedness of Holdings, the Borrower or any Subsidiary with any other Indebtedness that is contractually, structurally and/or temporally senior to the

Term Loans to the extent the Indebtedness being Refinanced was not previously contractually, structurally and/or temporally senior to the Term Loans (e.g., a Refinancing of existing Indebtedness of Holdings, the Borrower or any Subsidiary that is only contractually senior to the Term Loans with Indebtedness that is both contractually and temporally senior to the Term Loans shall constitute a Liability Management Transaction).
“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities; provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Liquidity” means, at any date of determination, the sum of all Cash and Cash Equivalents of Holdings and the Subsidiaries (regardless of currency) as set forth in the Liquidity Certificate delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(o).
“Liquidity Certificate” means a certificate of an Authorized Financial Officer in form reasonably satisfactory to the Required Lenders setting forth in reasonable detail the Liquidity of Holdings and its Subsidiaries as of the end of the most recently completed fiscal month and as forecasted in good faith by the Borrower (pursuant to the Borrower’s ordinary course budgeting processes) as of the end of each of the three succeeding calendar months.
“Loan Documents” means this Agreement, the Guaranty, each Security Document, the Super Senior Intercreditor Agreement, Agent Fee Letter and each Note (if any) and all agreements, instruments or documents in connection therewith.
“Loan Modification Agreement” has the meaning specified in Section 10.01.
“Loan Modification Offer” has the meaning specified in Section 10.01.
“Loan Parties” means Holdings, the Borrower and the Subsidiary Guarantors.
“Loans” means the Term B Loans and the Incremental Loans (if any).
“Local Time” means New York City time.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Party” means any Loan Party organized and established under the laws of Luxembourg.
“Luxembourg Security Agreement” means each share pledge agreement, receivables pledge agreement and account pledge agreement, in each case governed by the laws of Luxembourg and dated as of the date hereof, among the Luxembourg Parties party thereto and the Collateral Agent.
“Margin Stock” has the meaning specified in Regulation U.

“Marketable Securities Available For Sale” means Equity Interests of any company which are publically traded on the New York Stock Exchange or NASDAQ and which do not constitute Cash Equivalents.
“Material Adverse Effect” means any event, change, effect, development, circumstance or condition that has had or could reasonably be expected to have a material adverse effect on (i) the business, general affairs, assets, liabilities, operations or financial condition of Holdings and the Subsidiaries taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to perform their respective payment Obligations; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of Holdings or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $5,000,000 or more.
“Material Onity Agreements” means the Master Services Agreements and binding term sheets dated February 22, 2019 and May 5, 2021 (as amended from time to time in accordance with the terms of this Agreement), by and between Onity and Altisource Solutions S.a.r.l.
“Material Rithm Agreements” means the Cooperative Brokerage Agreement, dated as of August 28, 2017 (as amended from time to time in accordance with the terms of this Agreement), by and among New Residential Sales Corp., REALHome Services and Solutions, Inc., REALHome Services and Solutions CT, Inc.
“Material Subsidiary” means, at any time, (i) each Subsidiary of the Borrower which represents (a) 1.0% or more of Consolidated Adjusted EBITDA, (b) 1.0% or more of Consolidated Total Assets or (c) 1.0% or more of Consolidated total revenues of Holdings and the Subsidiaries, in each case as determined at the end of the most recent Fiscal Quarter of Holdings based on the financial statements of Holdings delivered pursuant to Section 6.01(a) and (b) of this Agreement (calculated, in each case, without giving effect to any intercompany revenue, expenses, receivables or other intercompany transactions) and (ii) any Subsidiary of the Borrower designated by notice in writing given by the Borrower to the Administrative Agent to be a “Material Subsidiary”; provided that any such Subsidiary so designated as a “Material Subsidiary” shall at all times thereafter remain a Material Subsidiary for the purposes of this Agreement unless otherwise agreed to by the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) or unless such Material Subsidiary ceases to be a Subsidiary in a transaction not prohibited hereunder; provided, further, that if at any time the Subsidiaries that are not Material Subsidiaries because they do not meet the thresholds set forth in clause (i) comprise in the aggregate more than (x) 1.0% of Consolidated Adjusted EBITDA, (y) 1.0% of Consolidated Total Assets or (z) 1.0% of Consolidated total revenues of Holdings and the Subsidiaries, in each case as determined at the end of the most recent Fiscal Quarter of Holdings based on the financial statements of Holdings delivered pursuant to Section 6.01(a) and (b) of this Agreement (calculated, in each case, without giving effect to any intercompany revenue, expenses, receivables or other intercompany transactions), then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 6.01(a) and (b) of this Agreement (or such longer period as the Administrative Agent (acting at the direction of the Required

Lenders) may agree in its reasonable discretion), (1) designate in writing to the Administrative Agent one or more Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing excess ceases and (2) comply with the provisions of Section 6.09 applicable to such Subsidiaries. Schedule 1.01 contains a list of all Material Subsidiaries as of the Closing Date. At all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), such determinations shall be made based on the Historical Financial Statements but, for the avoidance of doubt, calculated, in each case, without giving effect to any intercompany revenue, expenses, receivables or other intercompany transactions.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Required Lenders encumbering the Mortgaged Property.
“Mortgaged Property” shall mean any Real Property located in the United States and having a fair market value in excess of $2,000,000 owned in fee by Holdings or any Subsidiary which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms of this Agreement or any Security Document.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA.
“NAIC” means the National Association of Insurance Commissioners, and any successor thereto.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and the Subsidiaries with content substantially consistent with the requirements for “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the rules and regulations of the SEC, or any similar successor provisions, which may be satisfied for the relevant period by delivery of a Form 10-Q or Form 10-K, as applicable, as contemplated by Section 6.01 hereof.
“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any Subsidiary from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans, any Junior Indebtedness or any Indebtedness secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Obligations) that is secured by a Lien on the stock or assets (or the equity of any Subsidiary owning the assets) in question that is not (or is not required to be) Collateral and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings or such Subsidiary in connection with such Asset Sale and (4) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any Subsidiary in connection with such Asset Sale or for adjustments to the sale price in connection therewith; provided that if all or any portion of any such reserve is not used or is released, then the amount not used or released shall comprise Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, equity issuance or capital contribution, the cash proceeds thereof, net of investment banking fees, underwriting discounts, commissions costs and other out-of-pocket expenses and other customary expenses associated therewith, including reasonable legal fees and expenses (and with respect to the equity issuance closing on or about the Closing Date, also net of such items incurred with respect to this Agreement and the Transactions).
“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by Holdings or any Subsidiary (a) under any casualty insurance policy in respect of a covered loss thereunder (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or (b) as a result of the taking of any assets of Holdings or any Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any Subsidiary in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof and (b) any bona fide direct costs (including restoration costs and expenses) incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Indebtedness of the type described in clause (xi) of the definition of “Indebtedness.” As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Indebtedness as of the date of determination (assuming such Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Indebtedness as of the date of determination (assuming such Indebtedness were to be terminated as of that date).
“NFIP” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.
“Non-Consenting Lender” has the meaning specified in Section 10.01.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender.
“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Note” or “Notes” has the meaning specified in Section 2.06(e).
“Obligations” means, at any date, all Credit Obligations, including the Loan Parties’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Onity” means Onity Group, Inc. and its Subsidiaries.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Offered Loans” has the meaning specified in Section 2.08(a)(iii)(C).
“OID” has the meaning specified in Section 2.12(b).
“Organizational Documents” means, with respect to any Person, all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified, and its operating agreement, as amended, supplemented or otherwise modified. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than any assignment made pursuant to a request by the Borrower under Section 3.06, any assignment made in the context of an ongoing Event of Default or any assignment made pursuant to Section 10.14) and (ii) any such Taxes imposed by Luxembourg (or any political subdivision or taxing authority thereof or therein) that are payable due to a registration, submission or filing by a Recipient of any Loan Document in Luxembourg (or any political subdivision thereof) where such registration, submission or filing is or was not required to maintain or preserve any rights of such Recipient under such Loan Document.
“Other Term Loans” has the meaning specified in Section 2.12(a).
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10..06(d).

“Patent Security Agreement” shall mean the Patent Security Agreement, dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent.
“Patriot Act” has the meaning specified in Section 10.19.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Perfection Certificate” means a certificate of the Loan Parties in respect of the Collateral, dated as of the Closing Date, in form reasonably satisfactory to the Administrative Agent.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA.
    “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Amendments” has the meaning specified in Section 10.01.
“Permitted Liens” has the meaning specified in Section 7.02.
“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (such additional amounts, the “Refinancing Amount”); (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(f), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(f), at the time thereof, no Default or Event of Default shall have occurred and be Continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is either (i) subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (ii) in the form of Junior Indebtedness permitted to be incurred under Section 7.01(m); (e) Indebtedness of the Borrower or a Subsidiary Guarantor shall not refinance Indebtedness of a Subsidiary that is not a Subsidiary Guarantor; (f) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended is Junior Indebtedness, any such modification, refinancing, refunding, renewal or extension thereof shall constitute Junior Indebtedness and otherwise contain terms that, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, as reasonably determined by the Borrower in good faith;

provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent (acting at the direction of the Required Lenders) notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees) and (g) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended is secured by Liens on any Collateral (whether equally and ratably with, or junior to the Liens on such Collateral securing the Obligations or otherwise), such Permitted Refinancing may be secured by such Collateral only and with no greater priority than the Liens securing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended.
“Person” or “person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” has the meaning specified in Section 10.08.
“Prepayment Date” has the meaning specified in Section 2.08(b)(ix).
“Prime Rate” means, for any day, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Projections” has the meaning specified in Section 6.01(c).
“Proposed Specified Prepayment Amount” has the meaning specified in Section 2.08(a)(iii)(B).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 10.08.
“Qualifying Lenders” has the meaning specified in Section 2.08(a)(iii)(D).
“Qualifying Loans” has the meaning specified in Section 2.08(a)(iii)(D).
“Real Property” of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” means the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinancing Amount” has the meaning specified in the definition of “Permitted Refinancing.”
“Register” has the meaning specified in Section 10.06(c)(i).
“Registration Rights Agreement” means that certain agreement, dated as of the Closing Date, among Altisource Portfolio Solutions S.A., and the investors named on the signature pages thereto.
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation FD” means Regulation FD under the Securities Act as from time to time in effect and any successor to all or a portion thereof.
“Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.
“Related Parties” means, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, at any time, Lenders having Loans and Commitments outstanding that, taken together, represent more than 50% of the sum of all Loans and Commitments outstanding at such time. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restore” has the meaning specified in Section 10.23.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares or other interests of any class of stock or other equity interest of Holdings or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or other equity interest to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or other interests of any class of stock or other equity interests of Holdings or any Subsidiary now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other interests of any class of stock or other equity interests of Holdings or any Subsidiary now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to any Junior Indebtedness, any preferred stock, any Indebtedness secured by Liens on the Collateral that are junior in right of security to the Liens on the Collateral securing the Obligations under the Loan Documents, any Subordinated Indebtedness, or any unsecured Indebtedness for borrowed money.
“Rithm” means Rithm Capital Corporation and its Subsidiaries.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.
“Sanctioned Person” means a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly, or controlled, by one or more Persons who are: (a) the subject of any Sanctions or (b) located, organized, or resident in or determined to be resident in a country or territory, that is, or whose government is, the subject of Sanctions.
“Sanctions” means any economic or financial sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any member state, His Majesty’s Treasury or any other applicable sanctions authority.
“Scheduled Repayment” has the meaning specified in Section 2.07(a)(i).
“Scheduled Repayment Date” has the meaning specified in Section 2.07(a)(i).
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Secured Parties” has the meaning specified in the Security Agreement.
“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” has the meaning specified in Section 5.02(i).
“Security Agreement Collateral” means all “Collateral” as defined in the Security Agreement.
“Security Document” means and includes each of the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, each Mortgage, the Perfection Certificate, each Luxembourg Security Agreement and any other related document, agreement or grant pursuant to which Holdings or any of its Subsidiaries that are Loan Parties grants, perfects or continues a security interest in favor of the Collateral Agent for the benefit of the Secured Parties.
“Senior Indebtedness” has the meaning specified in Section 10.01(xii)(B).
“Shareholder Approval” means approval by Holdings’ shareholders of each of the proposals set forth in Holdings’ Definitive Proxy Statement on Schedule 14A filed with the SEC on January 3, 2025.
“Shareholder Warrants” has the meaning assigned to such term in the Transaction Support Agreement.
“Significant Subsidiary” means, at any time, each Subsidiary of the Borrower which represents (a) 5.0% or more of Consolidated Adjusted EBITDA, (b) 5.0% or more of Consolidated Total Assets or (c) 5.0% or more of Consolidated total revenues of Holdings and the Subsidiaries, in each case as determined at the end of the most recent Fiscal Quarter of Holdings based on the financial statements of Holdings delivered pursuant to Section 6.01(a) and (b) of this Agreement (calculated, in each case, without giving effect to any intercompany revenue, expenses, receivables or other intercompany transactions). At all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), such determinations shall be made based on the Historical Financial Statements but, for the avoidance of doubt, calculated, in each case, without giving effect to any intercompany revenue, expenses, receivables or other intercompany transactions.
“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Solvent” means, (i) with respect to any Loan Party that is not a Luxembourg Party, that as of the date of determination, (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (b) such Loan Party’s capital is not unreasonably small in relation to its business or with respect to any transaction contemplated to be undertaken; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it shall incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (ii) with respect to any Luxembourg Party, that such Luxembourg Party is able to pay its debts (in particular, it is not in a state of cessation of payments (cessation de paiements) and has not lost its commercial creditworthiness (ébranlement de credit)) and is not reasonably expected to become unable to do so. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Prepayment Option Notice” has the meaning specified in Section 2.08(b)(iii)(B).
“Specified Lenders” means the Lenders set forth on Schedule 2.01 under the heading “Specified Lenders”. For the avoidance of doubt, the Specified Lenders shall at all times be Term B Lenders.
“Specified Term B Loans” means the Term B Loans held, and only for so long as held by, the Specified Lenders. For the avoidance of doubt, Specified Term B Loans shall at all times be Term B Loans. If at any time any Specified Term B Loans are not held by the Specified Lenders, such Term B Loans shall no longer be deemed Specified Term B Loans.
“Specified Term B Loans Maturity Date” means January 15, 2029.
“Specified Voluntary Prepayment” has the meaning specified in Section 2.08(b)(iii)(A).
“Specified Voluntary Prepayment Notice” has the meaning specified in Section 2.08(b)(iii)(E).
“Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower the payment of principal and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Subsidiary Guarantor” means (i) each Subsidiary of Holdings (other than the Borrower), or any other Subsidiary of Holdings party to the Guaranty, that is not an Excluded Subsidiary and (ii) each other Subsidiary of Holdings (other than the Borrower) that has become a Guarantor in accordance with Section 6.09.
“Super Senior Credit Agreement” means that certain super senior loan credit agreement, dated as of the Closing Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), by and among the Borrower, Holdings, the lenders from time to time party thereto, and Cantor, as the administrative agent and the collateral agent and, with the consent of the Required Lenders, and Permitted Refinancing thereof.

“Super Senior Intercreditor Agreement” means the Super Senior/First Lien Intercreditor Agreement, substantially in the form of Exhibit L hereto, dated as of the Closing Date, among the Borrower, Holdings, the Subsidiary Guarantors from time to time party thereto, the Administrative Agent, the Collateral Agent and the administrative agent and collateral agent for the Super Senior Loans.
“Super Senior Loans” means the term loans made by the lenders party to the Super Senior Credit Agreement pursuant to the Super Senior Credit Agreement.
“Swap Obligations” has the meaning specified in Section 7.01(h).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges of any nature and whatever called imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B Borrowing” means a Borrowing comprised of Term B Loans (and any Incremental Term Loans in the form of Term B Loans).
“Term B Facility” means the Term B Loan Commitments and the Term B Loans made (or deemed made) hereunder(and any Incremental Term Loan Commitments for Incremental Term Loans in the form of Term B Loans.
“Term B Facility Maturity Date” means April 30, 2030.
“Term B Lender” means, at any time, any Lender that holds Term B Loans or has a Term B Loan Commitment at such time.
“Term B Loan Commitment” means with respect to each Term B Lender, the commitment of such Lender to make Term B Loans on the Closing Date. The amount of each Term B Lender’s Term B Loan Commitment as of the Closing Date is set forth on Schedule 2.01.
“Term B Loans” means the term loans made by the Term B Lenders to the Borrower pursuant to Section 2.01(a) (and any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(b)). Immediately following the occurrence of the Closing Date, the Term B Loans held by the Term B Lenders are set forth on Schedule 2.01. The Term B Loans shall include the Specified Term B Loans.
“Term Borrowing” means any Term B Borrowing and/or any Incremental Term Borrowing.
“Term Facility” means the Term B Facility, an Incremental Term Facility or all of them collectively, as the context may require.
“Term Facility Maturity Date” means the Term B Facility Maturity Date, the Specified Term B Loans Maturity Date, and/or any Incremental Term Facility Maturity Date, as the case may be.
“Term Loans” means the Term B Loans and/or any Incremental Term Loans.

“Term SOFR” means: (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% (10 basis points) per annum.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means a Loan that bears interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”. All Term SOFR Loans shall be denominated in Dollars.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Title Policy” has the meaning specified in Section 6.09(c).
“Trademark Security Agreement” shall mean the Trademark Security Agreement, dated as of the Closing Date, among the Loan Parties party thereto and the Collateral Agent.
“Transactions” has the meaning assigned to such term in the Transaction Support Agreement.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 16, 2024, among the Borrower, Holdings, the other Company Parties (as defined therein) and the Consenting Term Lenders (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time solely in accordance with the terms thereof.
“Type” means, when used in respect of any Loan or Borrowing, the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “rate” shall be either Adjusted Term SOFR or the Base Rate.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” each means the United States of America.
“Unrestricted Cash” means all Cash held by the Borrower and its Subsidiaries that is not in an account described in clauses (a)-(c) of Excluded Deposit Account.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B).
“Voidable Transfer” has the meaning specified in Section 10.23.
“Warrant Agreement” means that certain Warrant Agreement, dated as of the Closing Date, among the Borrower, Holdings, the other Company Parties (as defined therein) and the Consenting Term Lenders (as defined therein), as amended, restated, supplemented or otherwise modified from time to time solely in accordance with the terms thereof and the terms hereof.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-

twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Differential” has the meaning specified in Section 2.12(b).
Section 1.02.Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, subject to the procedure described in Section 1.03(b).
Section 1.03.Accounting Terms and Determinations.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required to be delivered under Section 6.01(b), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower shall so request, the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that notwithstanding the foregoing, no leases that could be treated as operating leases on the Closing Date (whether in existence on the Closing Date or incurred, acquired or assumed after the Closing Date) shall be treated as Capital Leases for any purpose hereunder; and provided, further, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this

Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.04.Effectuation of Transactions. Each of the representations and warranties of each Loan Party contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.05.Other Interpretive Provisions. For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.04, 7.06, 7.08 and 7.11, in the event that any Indebtedness, Lien, Restricted Junior Payment, Investment, disposition or Affiliate transaction meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 7.01, 7.02, 7.04, 7.06, 7.08 and 7.11, such transaction (or portion thereof) at such time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time of determination; provided that, notwithstanding the foregoing, the Obligations shall be deemed at all times incurred under Section 7.01(a), the AAMC Loan shall be deemed at all times incurred under Section 7.01(s) and the Super Senior Loans shall be deemed at all times incurred under Section 7.01(r). For purposes of this Agreement, an allocation of assets to a division of a Subsidiary that is a limited liability company, or an allocation of assets to a series of a Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Subsidiary to another Subsidiary.
Section 1.06.Currency Equivalents Generally. For purposes of determining compliance with Sections 7.01, 7.02 and 7.06 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
Section 1.07.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.08.Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (but not the obligation) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that the Administrative Agent may refrain from acting with respect to any such Conforming Changes absent direction (including via negative consent) from the Required Lenders. The

Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 1.09.Actions by the Agents. Notwithstanding anything to the contrary contained herein, in any other Loan Document or elsewhere, each Lender and each Loan Party hereby acknowledges and agrees that (i) in the case of any agreement, document, instrument, matter or other item that is required under the terms of this Agreement or any other Loan Document to be consented or agreed to, approved by, determined by, selected by, or acceptable or satisfactory to, the Agents (including any extension of a time period by an Agent) (whether subject to a reasonableness standard or otherwise) (each, an “Agent Required Approval Item”), the Agents shall (or, in the case of ordinary course day to day administrative functions, shall be entitled to) withhold its consent, agreement or approval to, its determination or selection of, or its acceptance or satisfaction with, or (if applicable) its signature to, such Agent Required Approval Item unless and until the Agent has received a written direction from the Required Lenders (or such other number or percentage of the Lenders as shall be provided for herein or in the other applicable Loan Document) directing it to (x) consent or agree to or approve, or to select or indicate its acceptance or satisfaction with, such Agent Required Approval Item and (y) if applicable, execute and deliver (or take any other applicable action with respect to) such Agent Required Approval Item (such written direction being referred to herein as an “Approval Direction”) and (ii) the Agents or any of their respective Related Parties shall have any liability to any Lender, any Loan Party or other Person as a result of an Agent withholding its consent or approval to, its selection of, or its acceptance or satisfaction with, or (if applicable) its signature to, such Agent Required Approval Item in the absence of an Approval Direction in respect thereof. The provisions of this paragraph are in addition to, and not in limitation of, the other exculpatory provisions in favor of the Agents and their Related Parties set forth herein.
Section 1.10.Luxembourg terms. In this Agreement or any other Loan Document, if applicable, where it relates to an entity incorporated in Luxembourg, a reference to:
(a)a receiver, liquidator, administrative receiver, trustee in bankruptcy, judicial custodian, compulsory manager, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur, curateur, expert vérificateur, conciliateur d’entreprise, mandataire de justice or administrateur provisoire;
(b)a “winding-up”, “administration”, “reorganisation” or “dissolution” includes, without limitation, a bankruptcy (faillite), insolvency, suspension of payments (sursis de paiement) , or, according to the law of 7 August 2023 on the preservation of companies and modernisation of the bankruptcy law, a reorganisation by amicable agreement (réorganisation par accord amiable), or a judicial reorganisation (réorganisation judiciaire), a general settlement with creditors, an administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation), or a voluntary or judicial liquidation (liquidation volontaire ou judiciaire);
(c)“commencing negotiations with one of more of its creditors with a view to rescheduling any of its indebtedness” includes any negotiations with that purpose conducted in order to reach an amicable agreement (accord amiable);
(d)a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements);
(e)a person being “insolvent” includes that person being both (i) unable to pay its debts as they fall due (cessation de paiements) and (ii) having lost its creditworthiness (ébranlement de credit), within the meaning of article 437 of the Luxembourg commercial code; and
(f)a “lien”, “security” or “security interest” includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title (transfert à titre de garantie) by way of security;
(g)a guarantee includes any guarantee which is independent from the debt to which it relates and includes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code;
(h)an agent includes, without limitation, a mandataire;
(i)by-laws or constitutional documents includes its up-to-date articles of association (statuts);
(j)a set-off includes, for purposes of Luxembourg law, legal set-off;
(k)an attachment includes a saisie;
(l)a director and/or manager includes a gérant or an administrateur; and
(m)shares include parts sociales.
ARTICLE II
THE CREDITS
Section 2.01.Commitments. Subject to the terms and conditions set forth herein:
(a)each Term B Lender having a Term B Loan Commitment shall be deemed to have made Term B Loans to the Borrower on the Closing Date, and the Borrower shall be deemed to have incurred the Term B Loans, in a principal amount equal to its Term B Loan Commitment. Amounts borrowed under this Section 2.01(a) that are repaid or prepaid may not be reborrowed; and
(b)each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment and after the funding of the applicable Incremental Term Loan Commitment, such Incremental Term Loan Commitment shall terminate.
Section 2.02.Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 3.03, each Borrowing shall be comprised entirely of Base Rate Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Base Rate Loan or Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 3.01 or 3.04 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of six Term SOFR Borrowings outstanding under the Facilities.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Term Facility Maturity Date. Further, no Interest Period in respect of any Borrowing may be selected which extends beyond a Scheduled Repayment Date specified in Section 2.07, in the case of Term Loans, or a principal amortization payment date specified in the applicable Incremental Assumption Agreement, in the case of Incremental Term Loans, unless, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans of the applicable Facility which are comprised of Base Rate Loans together with such Term Loans comprised of Term SOFR Loans with Interest Periods expiring on or prior to such date are at least equal to the aggregate principal amount of Term Loans of the applicable Facility due on such date.
Section 2.03.Requests for Borrowings; Funding of Borrowings.
(a)Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (which notice may be by telephone) (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., Local Time, two Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing. Each telephonic notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such notice and Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)whether such Borrowing is to be a Borrowing of Term B Loans or Other Term Loans;
(ii)aggregate amount of the requested Borrowing, which shall be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing;
(v)in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the Borrower’s account to which funds are to be disbursed.
If the Borrower fails to specify a Type of Loan in a Borrowing Request, then the Loans shall be made as Base Rate Loans. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of three months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds by 12:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request.
Section 2.04.[Reserved].
Section 2.05.Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election (which notice may be by telephone) by the time that a notice would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing, and the aggregate amount of each such resulting Borrowing shall be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; and
(iv)if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”; provided, however, that all Term SOFR Borrowings shall maintain an Interest Period of three months unless otherwise agreed by the Borrower and the Administrative Agent.
If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Borrowing with a three month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is Continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is Continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.06.Agreement to Repay Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.07.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.06 shall be conclusive evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control absent manifest error.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit D hereto (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
Section 2.07.Repayment of Loans.
(a)Subject to the other paragraphs of this Section 2.07:

(i)the Borrower shall repay Term B Borrowings (to the Administrative Agent for the ratable accounts of the Term B Lenders) on the last Business Day of March, June, September and December, commencing June 30, 2025 and prior to the Term B Facility Maturity Date (each such date, a “Scheduled Repayment Date”) in the aggregate principal amount (as reduced from time to time in accordance with this Agreement, a “Scheduled Repayment”) for each Fiscal Quarter equal to 0.25% of the principal balance of the Term B Loans on the Closing Date (i.e. 0.25% of $110,000,000), which amount shall be applied pro rata between the outstanding principal amount of the Term B Loans and the Exit Premium in accordance with the Exit Premium Allocation.
(ii)the Borrower shall repay any Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement; and
(iii)to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.
(b)Prepayment of the Term Loans from:
(i)any optional prepayments of the Term Loans pursuant to Section 2.08(a)(i) shall be applied among the remaining Scheduled Repayments of the Term Loans as the Borrower may direct and, in the absence of such direction, in direct order of maturity;
(ii) any Specified Voluntary Prepayments of the Term Loans pursuant to Section 2.08(a)(iii) shall be applied at par in direct order of maturity; and
(iii)any mandatory prepayments of the Term Loans pursuant to Section 2.08(b) shall be applied as specified therein.
(c)
(i)Upon the occurrence of any Exit Premium Event, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Term B Loans subject to such Exit Premium Event, the Exit Premium (such amount being due and payable upon the occurrence of the Exit Premium Event). The Exit Premium shall be payable based on the principal amount of Term B Loans prepaid, repaid, or accelerated. Notwithstanding anything to the contrary contained here, no interest shall accrue on any Exit Premium. Any repayment or prepayment of the Term B Loans shall be applied on a pro rata basis to then outstanding principal amount of the Term B Loans and the Exit Premium (i.e., for each $1.00 prepaid, $0.6875 shall be applied to principal amount of the Term B Loans and $0.3125 shall be applied to Exit Premium) (such allocation, the “Exit Premium Allocation”). For the avoidance of doubt, any Exit Premium payable as part of any prepayment or Scheduled Repayment, and shall be included in (and not in addition to) such prepayment or Scheduled Repayment.
(ii)The parties hereto further acknowledge and agree that the Exit Premium shall be presumed to be the liquidated damages sustained by each Lender as a result of the early repayment or prepayment of the Term B Loans (and not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations with respect to Term B Loans are accelerated as a result of the occurrence and continuance of any Event of Default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise), the applicable Exit Premium, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Term B Loans were prepaid as of such date and shall constitute part of the Obligations with respect to Term B Loans for all purposes herein. The applicable Exit Premium shall also be payable in the event the Obligations with respect to Term B Loans (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means (other than, for the avoidance of doubt, any scheduled payment (including at maturity)). EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EXIT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrower and the Loan Parties expressly agrees that (i) the applicable Exit Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the applicable Exit Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made, (iii) there has been a course of conduct between the Lenders, the Borrower and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Exit Premium, (iv) the Borrower and the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.07(c), (v) their respective agreement to pay or guarantee the payment of the applicable Exit Premium is a material inducement to the Lenders to enter into this Agreement, and (vi) the applicable Exit Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such applicable Exit Premium Event.
(d)All prepayments pursuant to this Section 2.07 shall be accompanied by accrued and unpaid interest to, but not including, the date of prepayment on the principal amount of Term Loans prepaid (for the avoidance of doubt, no such interest shall accrue or be paid on any allocable Exit Premium).
Section 2.08.Prepayment of Loans.
(a)Voluntary Prepayments.
(i)Generally. The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (other than as set forth in Section 2.07(c), and subject to Section 3.05), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with this Section 2.08(a)(i), which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Facilities. Each prepayment made pursuant to this Section 2.08(a)(i) shall be made upon notice to the Administrative Agent, which may be given in writing in a form approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower not later than 11:00 a.m. Local Time (x) three Business Days prior to any date of prepayment of Term SOFR Loans and (y) one Business Day prior to the date of prepayment of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment, the applicable Facility and Type(s) of Loans to be prepaid, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s percentage (carried out to the ninth decimal place) of the applicable Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan under this Section 2.08(a) shall be (A) accompanied by all accrued interest on the amount prepaid to but not including the date of prepayment, together with any additional amounts required pursuant to Section 3.05 and (B) include any Exit Premium required under Section 2.07(c) (which, for the avoidance of doubt, shall be allocated between the principal amount subject to such prepayment and the portion of the Exit Premium subject to such prepayment pursuant to the Exit Premium Allocation).
(ii)[reserved].
(iii)Voluntary Non-Pro-Rata Prepayments.
(A)Notwithstanding anything to the contrary herein, the Borrower shall have the right at any time and from time to time to prepay Term Loans at par or a discount to the par value of such Term Loans and on a non-pro-rata basis (each, a “Specified Voluntary Prepayment”) without premium or penalty (but subject to Section 2.07(c) and Section 3.05) pursuant to the procedures described in this Section 2.08(a)(iii); provided that, on the date of any such Specified Voluntary Prepayment, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer stating (1) that no Default or Event of Default has occurred and is Continuing or would result from the Specified Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Specified Voluntary Prepayment), (2) that each of the conditions to such Specified Voluntary Prepayment contained in this Section 2.08(a)(iii) has been satisfied, (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Specified Voluntary Prepayment and (4) that the Borrower does not have any material Non-Public Information with respect to itself or any of its Subsidiaries that either (A) has not been disclosed to the Lenders (other than Public Lenders) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Subsidiaries.
(B)To the extent the Borrower seeks to make a Specified Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit E hereto (each, a “Specified Prepayment Option Notice”) that the Borrower desires to prepay Term Loans in each case in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Specified Prepayment Amount”), in each case at par or a discount to the par value of such Term Loans as specified below and offered to all Lenders on a pro rata basis on the same terms and conditions. The Proposed Specified Prepayment Amount of Term Loans shall be an integral multiple of the Borrowing Multiple and not less than $1,000,000. The Specified Prepayment Option Notice shall further specify with respect to the proposed Specified Voluntary Prepayment: (A) the Term Loans (i.e., Term B Loans or Other Term Loans, subject to the terms of this Agreement) to be prepaid, (B) the Proposed Specified Prepayment Amount for the Term Loans, (C) a discount, if any (which shall be a single percentage) selected by the Borrower with respect to such proposed Specified Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans and Exit Premium (the “Discount Amount”) and (D) the date by which Lenders are required to indicate their election to participate in such proposed Specified Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Specified Prepayment Option Notice (the “Acceptance Date”).
(C)Upon receipt of a Specified Prepayment Option Notice, the Administrative Agent shall promptly notify all Lenders under the applicable Term Facility. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit F hereto (each, a “Lender Participation Notice”) to the Administrative Agent a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Specified Voluntary Prepayment at the Discount Amount (the “Offered Loans”). Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Specified Voluntary Prepayment of any of its Term Loans at any discount to their par value at the Discount Amount.

(D)The Borrower shall make a Specified Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that accept the Specified Voluntary Prepayment (“Qualifying Loans”); provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Specified Prepayment Amount, such amounts in each case calculated by applying the Discount Amount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Specified Prepayment Amount, in each case calculated by applying any Discount Amount, the Borrower shall prepay all Qualifying Loans.
(E)Each Specified Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent and the Borrower shall reasonably agree, given the time required to calculate the Discount Amount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 2.07(c) or Section 3.05), upon irrevocable notice substantially in the form of Exhibit G hereto (each a “Specified Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 p.m., Local Time, one Business Day prior to the date of such Specified Voluntary Prepayment, which notice shall specify the date and amount of the Specified Voluntary Prepayment and the Discount Amount (if any). Upon receipt of any Specified Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Specified Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Qualifying Lenders, subject to the Discount Amount (if any) on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.
(F)To the extent not expressly provided for herein, each Specified Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of the Discount Amount in accordance with Section 2.08(a)(iii)(C) above) established by the Borrower and satisfactory to the Administrative Agent.
(G)Prior to the delivery of a Specified Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make a Specified Voluntary Prepayment pursuant to any Specified Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Specified Voluntary Prepayment pursuant to any Lender Participation Notice.
(H)For the avoidance of doubt, each Specified Voluntary Prepayment shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of the Term Loans prepaid. With respect to each Specified Voluntary Prepayment, (1) the Borrower shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of the Specified Voluntary Prepayment and, if any Term SOFR Loan is prepaid on a date other than the scheduled last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.05 and (2) such Specified Voluntary Prepayment shall be applied in accordance with Section 2.08(b)(iii) (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such Specified Voluntary Prepayment).
(b)Mandatory Prepayments.

(i)Issuance or Incurrence of Debt or Warrant Exercise.
(A)Within ten (10) Business Days following receipt by Holdings or any Subsidiary of any Net Cash Proceeds or net other proceeds from the issuance or incurrence of any Indebtedness of Holdings or any Subsidiary (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 7.01), the Borrower shall prepay the Term Loans in an aggregate amount equal to such Net Cash Proceeds or net other proceeds.
(B)Within ten (10) Business Days following receipt by Holdings or any Subsidiary of any Net Cash Proceeds from the exercise of the Cash Exercise Stakeholder Warrants, the Borrower shall prepay the Term Loans in an aggregate amount equal to 95% of such Net Cash Proceeds.
(ii)Asset Sales.
(A)Within ten (10) Business Days following the date of receipt by Holdings or any Subsidiary of any Net Cash Proceeds in respect of any Asset Sale, the Borrower shall prepay the Term Loans in an aggregate amount equal to such Net Cash Proceeds; provided that (i) so long as no Event of Default shall have occurred and be Continuing and (ii) upon written notice to the Administrative Agent, the Borrower shall have the option, subject to the terms of this Agreement, directly or through one or more Subsidiaries, to invest up to $3,000,000 of such Net Cash Proceeds in the aggregate in any Fiscal Year within three hundred sixty-five (365) days of receipt thereof in assets of the general type used in the business of the Borrower and the Subsidiaries; provided, further, that for so long as the Super Senior Loans are outstanding, any such Net Cash Proceeds otherwise required to be prepaid shall be applied first to the Super Senior Loans and no prepayment of the Term Loans shall be required pursuant to this Section 2.08(b)(ii) until the Super Senior Loans are paid in full in cash.
(iii)Insurance/Condemnation Proceeds.
(A)Within ten (10) Business Days following the date of receipt by Holdings or any Subsidiary (or the Administrative Agent as loss payee) of any Net Insurance/Condemnation Proceeds in excess of $10,000,000 in the aggregate during any Fiscal Year, the Borrower shall prepay the Term Loans in an aggregate amount equal to such excess; provided, further, that for so long as the Super Senior Loans are outstanding, any such Net Cash Proceeds otherwise required to be prepaid shall be applied first to the Super Senior Loans and no prepayment of the Term Loans shall be required pursuant to this Section 2.08(b)(iii) until the Super Senior Loans are paid in full in cash.
(iv)Available Trailing Excess Cash Flow Consolidated Excess Cash Flow.
(A)Within five (5) Business Days after each ECF Sweep Date, prepay the Term Loans in an aggregate amount equal to (i) the Available Trailing Excess Cash Flow Amount (if any) minus (ii) voluntary repayments in cash of the Term Loans pursuant to Section 2.08(a)(i) during such Fiscal Year or after such Fiscal Year end and prior to the time such prepayment pursuant to this clause is due; provided, that for so long as the Super Senior Loans are outstanding, any Available Trailing Excess Cash Flow Amount shall be applied first to the Super Senior Loans and no prepayment of the Term Loans shall be required pursuant to this Section 2.08(b)(iv) until the Super Senior Loans are paid in full in cash.

(v)Notwithstanding anything to the contrary in clauses (i) through (iv) of this Section 2.08(b), (A) to the extent that any Net Cash Proceeds or Net Insurance/Condemnation Proceeds received by any Subsidiary (each such Subsidiary, an “Affected Subsidiary”) or Consolidated Excess Cash Flow attributable to any Affected Subsidiary is prohibited or delayed by applicable local Law from being repatriated to the Borrower or such Affected Subsidiary’s parent, the portion of such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.08(b) but may be retained by the applicable Affected Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation (the Borrower hereby agreeing to, itself or by causing any such Affected Subsidiary to, promptly take all reasonable actions required by the applicable local Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow is permitted under the applicable local Law, such repatriation will be promptly effected upon any Authorized Officer obtaining knowledge thereof and such repatriated Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.08(b) and (B) to the extent that any Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow is not prohibited or delayed by applicable local Law from being repatriated, but the Borrower has determined in good faith that repatriation of any Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow would have material adverse Tax consequences with respect to such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow, such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so affected may be retained by the applicable Affected Subsidiary; provided that, in the case of this clause (B), on or before the date on which any such Net Cash Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.08(b) or any such Consolidated Excess Cash Flow would have been required to be applied to prepayments pursuant to this Section 2.08(b), the Borrower applies an amount equal to such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds or Net Insurance/Condemnation Proceeds had been received by, or such Consolidated Excess Cash Flow had been attributable to, a Subsidiary other than such Affected Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow that would be calculated if received by or attributable to, as the case may be, such Affected Subsidiary).
(vi)Each amount required to be applied pursuant to Sections 2.08(b)(i), (ii), (iii), (iv) and (v) in accordance with this Section 2.08(b)(vi) shall be applied to repay the outstanding principal amount of Term Loans ratably without premium or penalty (other than as set forth in Section 2.07(c), and subject to Section 3.05); provided that (A) any payments required hereunder shall be subject to the Super Senior Intercreditor Agreement; (B) in respect of Incremental Term Loans that are ranked pari passu in right of payment and in respect of lien priority with the Term Loans, such amount shall be applied ratably to such other Indebtedness and the Term Loans to the extent required thereby and (C) all Incremental Term Loans or other Indebtedness that is ranked junior in right of payment or in respect of lien priority with the Term Loans, or is unsecured, may not be repaid with the mandatory prepayments pursuant to Section 2.08(b). The amount of each principal repayment of Term Loans made as required by this Section 2.08(b)(vi) shall be applied to reduce the then remaining Scheduled Repayments in direct order of maturity. Any prepayment of a Term SOFR Loan under this Section 2.08(b) shall be (A) accompanied by all accrued interest on the amount prepaid to, but not including, the date of prepayment, together with any additional amounts required pursuant to Section 3.05 and (B)

include any Exit Premium required under Section 2.07(c) (which, for the avoidance of doubt, shall be allocated between the principal amount subject to such prepayment and the portion of the Exit Premium subject to such prepayment pursuant to the Exit Premium Allocation).
(vii)With respect to each repayment of Loans required by this Section 2.08(b), the Borrower may designate the Types of Loans which are to be repaid and, in the case of Term SOFR Loans, the specific Borrowing or Borrowings pursuant to which such Term SOFR Loans were made; provided that: (i) repayments of Term SOFR Loans pursuant to this Section 2.08(b) made on a day other than the last day of an Interest Period applicable thereto shall be subject to Section 3.05; (ii) if any repayment of Term SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Loans made pursuant to such Borrowing to an amount less than the Borrowing Minimum applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro-rata among the Lenders holding such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, apply such repayment, first, to Base Rate Loans and, second, if there are no Base Rate Loans outstanding at such time, to Term SOFR Loans (applied first to such Borrowings as would result in the least amount owed by the Borrower under Section 3.04 or Section 3.05).
(viii)In addition to mandatory prepayments pursuant to this Section 2.08(b), all then outstanding Loans shall be repaid by the Borrower in full on the applicable Term Facility Maturity Date.
(ix)The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans (x) pursuant to Sections 2.08(b)(i), (ii) and (iii), five (5) Business Days prior to the date on which such payment is due and (y) pursuant to Section 2.08(b)(iv) promptly upon becoming obligated to make such prepayment. Such notice shall state that the Borrower is offering to make such mandatory prepayment on a date that is ten (10) Business Days after the date of such notice, (the “Prepayment Date”). Once given, such notice shall be irrevocable (provided that the Borrower may rescind any notice of prepayment under Section 2.08(b)(i) if such prepayment would have resulted from a refinancing or other transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed) and all amounts subject to such notice shall be due and payable on the Prepayment Date as required by, but subject to the final sentence of this Section 2.08(b)(ix). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly give notice to each Lender of the prepayment and the Prepayment Date. Each Lender may (in its sole discretion) elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., Local Time, on the date that is three Business Days prior to the Prepayment Date. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall, at the option of the Borrower, either (x) be applied to prepay the Term Loans of Lenders not declining such prepayment, in the manner described in Section 2.08(b)(vi), or (y) be applied by the Borrower in any manner not inconsistent with this Agreement.
Section 2.09.Fees.
(a)The Borrower agrees to pay to the Administrative Agent all costs, fees and expenses (including reasonable legal fees and expenses) and other compensation contemplated hereby (as well as under the Agent Fee Letter) payable to the Administrative Agent to the extent then due. All fees owed to the Administrative Agent shall be paid on the dates due, in immediately available funds. Once paid, such fees shall not be refundable under any circumstances.

Section 2.10.Interest.
(a)The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin.
(b)The Loans comprising each Term SOFR Borrowing shall bear interest for each Interest Period at a rate per annum equal to the sum of (i) Adjusted Term SOFR for such Interest Period plus (ii) the Applicable Margin.
(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees, premiums or other amount payable by the Borrower hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall automatically bear interest, to the fullest extent permitted by applicable Laws, after as well as before judgment, at a rate equal to the “Default Rate”.
(d)Accrued interest on each Loan shall be payable (before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) in arrears (i) on each Interest Payment Date for such Loan and (ii) on the applicable Term Facility Maturity Date; provided that (x) interest accrued pursuant to paragraph (c) of this Section 2.10 (including interest on past due interest) shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (including Base Rate Loans determined by reference to Adjusted Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. The applicable Base Rate, Adjusted Term SOFR or any fee hereunder shall be determined by the Administrative Agent, and such determination shall be conclusive and binding for all purposes absent manifest error.
Section 2.11.Payments Generally; Pro-Rata Treatment; Sharing of Setoffs.
(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 3.01, 3.04 or 3.05 or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest or fees thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 3.01, 3.04, 3.05 and 10.04 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall (subject to the definition of “Interest Period”) be extended to the next succeeding Business Day (unless such extension would move such payment into the next calendar month, in which case such payment shall be made on the last Business Day of such calendar month), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall (subject to Section 8.02) be applied (i) first, toward payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Credit Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Credit Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) Credit Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Credit Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Credit Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.11 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to any Specified Voluntary Prepayment under Section 2.08(a)(iii), payments made under Section 10.06(f) or to any other payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
(d)A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11 shall be conclusive, absent manifest error.
Section 2.12.Incremental Commitments.

(a)The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Commitments, in order to fund a Designated Acquisition, in an amount not to exceed the Incremental Amount from one or more Incremental Lenders (which may include any existing Lender; provided that no such existing Lender shall be obligated to provide any such Incremental Commitments unless it so agrees) willing to provide such Incremental Commitments in their own discretion. Such notice shall set forth (i) the amount of the Incremental Commitments being requested, (ii) the date on which such Incremental Commitments are requested to become effective (the “Increased Amount Date”) and (iii) whether such Incremental Commitments are to be Term B Loan Commitments or commitments to make term loans with pricing and/or amortization terms different from the Term B Loans (“Other Term Loans”).
(b)The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Commitments; provided that with respect to Incremental Term Loans, (A) the Other Term Loans shall rank pari passu or junior in right of payment and of security with (including being guaranteed by the same Guarantors and being secured on a pari passu or junior basis by the same Collateral as) the Term B Loans and, except as to pricing, amortization and final maturity date, shall have (x) the same terms as the Term B Loans or (y) such other terms as shall be reasonably satisfactory to the Borrower and the Administrative Agent; provided that with respect to Incremental Term Loans, the interest rates and amortization schedule shall (subject to the following criteria) be determined by the Borrower and the Incremental Term Lenders providing such Incremental Term Loans and, if the initial yield (as determined by the Administrative Agent as set forth below) on the Other Term Loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being herein referred to as the “Yield Differential”) the interest rate margins then in effect for outstanding Term Loans (which shall be calculated to be the sum of (I) the Applicable Margin then in effect for Term SOFR Loans increased by the amount that any interest rate “floor” applicable to such Term SOFR Loans on such date would exceed Adjusted Term SOFR for a three-month Interest Period commencing on such date plus (II) all upfront or similar fees or original issue discount paid by the Borrower generally to the Lenders who provided the outstanding Term Loans in the primary syndication thereof based on an assumed four-year life to maturity), then the Applicable Margin then in effect for outstanding Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental Term Loans under the Incremental Term Loan Commitment, (B) the final maturity date of any Other Term Loans shall be no earlier than the Term B Facility Maturity Date and (C) the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 10.01. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto, it being understood that such Incremental Assumption Agreement may, without the consent of the other Lenders, effect such amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.12. This Section 2.12 shall supersede any provision of Section 2.11 or Section 10.01 to the contrary.
For purposes of clause (A) above, the initial yield on any Incremental Term Loan Commitment shall be determined by the Administrative Agent to be equal to the sum of (x) the interest rate margin above Adjusted Term SOFR for loans under the Incremental Term Loan Commitment that bear interest based on Adjusted Term SOFR (which shall be increased by the amount that any interest rate “floor” applicable to such Incremental Term Loans on the date such Incremental Term Loans are made would exceed Adjusted Term SOFR for a three month Interest Period commencing on such date) and (y) if the Incremental Term Loan Commitment is originally advanced at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or the Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loan Commitment, being referred to herein as “OID”), the amount of such OID divided by four.
(c)Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.12 unless (i) on the date of such effectiveness, the conditions set forth in Section 5.01(b) shall be satisfied or waived and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower, (ii) the Administrative Agent shall have received, to the extent required by the Administrative Agent, customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and such additional customary documents and filings (including amendments to the Security Documents) as the Administrative Agent may reasonably require to assure that the Incremental Loans and Incremental Commitments are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Lenders in the applicable Incremental Assumption Agreement, junior to) the existing Term B Loans, (iii) no Default or Event of Default shall have occurred and be Continuing or would result therefrom and (iv) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Assumption Agreement on the related Increased Amount Date), as applicable, all fees and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Increased Amount Date.
(d)Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Term Loans) in the form of additional Term B Loans, when originally made, are included in each Borrowing of outstanding Term B Loans on a pro-rata basis. Section 3.05 shall not apply to any conversion of Term SOFR Loans to Base Rate Loans reasonably required by the Administrative Agent to effect the foregoing. On each Increased Amount Date, each Lender which is providing an Incremental Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have, as applicable, an Incremental Commitment which shall become “Commitments” hereunder and (iii) shall make an Incremental Term Loan to the Borrower in a principal amount equal to such Incremental Commitment, and such Incremental Loan or Incremental Commitment shall be a “Loan” or “Commitment” for all purposes of this Agreement and the other Loan Documents.
Section 2.13.Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro-rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro-rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro-rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in their sole discretion in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro-rata basis by the Lenders in accordance with their percentages (carried out to the ninth decimal place) of the applicable Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01.Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below and applicable Laws.
(ii)[reserved].
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings and deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Without limiting the provisions of Section 3.01(a) or Section 3.01(b) above: each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for, without duplication, the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Without limiting the provisions of Section 3.01(a), Section 3.01(b) or Section 3.01(c)(i), each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or Form W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or Form W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or Form W-8BEN (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H or Exhibit H, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)Each Lender shall promptly (A) notify the Borrower and the Administrative Agent if it becomes aware of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.
(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(g)U.S. Federal Income Tax Matters. For U.S. federal income tax purposes, the parties to this Agreement agree as follows:
(1)The Term Loans are intended to be treated as (A) debt for U.S. federal income tax purposes and (B) issued together with the Exchange Stock as part of an "investment unit" as described in Section 1273(c)(2) of the Code.
(2)The amendment of the Terms Loans as of the Closing Date, together with the issuance of the Exchange Stock on the Closing Date, is intended to be treated as an exchange of the Term B Loans under the Existing Term Credit Agreement for the "investment unit" described in clause (1) above consisting of the Term Loans and the Exchange Stock for U.S. federal income tax purposes.
(3)No party will take any position on a tax return, report or declaration inconsistent with either of the above clauses of this Section 3.01(g), unless otherwise required by a “determination” within the meaning of Section 1313 of the Code (or similar applicable law).
(4)The inclusion of this Section 3.01(g) is not an admission by any Lender that it is subject to U.S. taxation.
(5)THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THE TERM LOANS HEREUNDER WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF CODE, AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. LENDERS MAY OBTAIN INFORMATION REGARDING THE BORROWER’S DETERMINATIONS OF ITEMS UNDER SECTIONS 1271 THROUGH 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, INCLUDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY, BY CONTACTING THE BORROWER AT EMAIL: CORPORATESECRETARY@ALTISOURCE.COM.
Section 3.02.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (with a copy to the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, Adjusted Term SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
Section 3.03.Inability to Determine Rates. Subject to Section 3.08, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) or is directed by the Required Lenders that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
(c)Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.08, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
Section 3.04.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Term SOFR hereunder);
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender (or its Lending Office) or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Adjusted Term SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines in good faith that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05.Compensation for Losses. In the event of:

(i)the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);
(ii)the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default);
(iii)the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto; or
(iv)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.14;
then, in any such event, the Borrower shall compensate each Lender for any loss (other than loss of Applicable Margin, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 3.06.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay, upon request, all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.14.
Section 3.07.Survival. Each party’s obligations under this Article III shall survive termination of the Commitments of all the Lenders, repayment, satisfaction or discharge of all other Obligations hereunder and resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.
Section 3.08.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such

Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(i)No Swap Obligation shall be deemed to be a “Loan Document” for purposes of this Section 3.08.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.08(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.08.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (or at the direction of the Required Lenders) or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent (acting at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (acting at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce the Agent and the Lenders to enter into this Agreement and to make each Loan to be made thereby, each of the Borrower and Holdings represents and warrants to the Agent and each Lender that each of the following statements is true and correct:
Section 4.01.Organization and Qualification. Each of the Loan Parties is (a) duly organized or formed, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization as identified on Schedule 4.01 and (b) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (b), in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.
Section 4.02.Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, and on the part of the respective shareholders, members or other equity security holders of each Loan Party, and each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
Section 4.03.Equity Interests and Ownership; Status.
(a)Schedule 4.03 correctly sets forth as of the Closing Date the ownership interest of Holdings and the Subsidiaries in their respective Subsidiaries. Except as set forth on Schedule 4.03 and as evidenced by the Warrant Purchase Agreement, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party (other than Holdings) is a party requiring, and there is no membership interest or other Equity Interests of any Loan Party (other than Holdings) outstanding which upon conversion, exchange or exercise would require, the issuance by any Loan Party of any additional membership interests or other Equity Interests of any Loan Party (other than Holdings) or other Securities convertible into or exchangeable or exercisable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Loan Party (other than Holdings), and no securities or obligations evidencing any such rights are authorized, issued or outstanding.
(b)The Borrower rents office space and has therefore validly established its registered office. The “centre of main interests” (as that term is used in the Insolvency Regulation) of the Borrower is in the Grand Duchy of Luxembourg, and the Borrower does not have any “establishment” (as that term is used in the Insolvency Regulation) outside the Grand Duchy of Luxembourg.
Section 4.04.No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and shall not (a) violate (i) any provision of any law, statute, ordinance, rule, regulation, or code applicable to any Loan Party, (ii) any of the Organizational Documents of any Loan

Party or (iii) any order, judgment, injunction or decree of any court or other agency of government binding on any Loan Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain shall not have a Material Adverse Effect.
Section 4.05.Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (other than any filings or reports required under the securities laws) except as otherwise set forth in the Loan Documents and except for filings and recordings with respect to the Collateral to be made. Holdings and each Subsidiary has all consents, permits, approvals and licenses of each Governmental Authority necessary in connection with the operation and performance of its Core Business Activities, except in each case as would not reasonably be expected to result in a Material Adverse Effect.
Section 4.06.Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party to such Loan Document and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights or by equitable principles relating to enforceability.
Section 4.07.Financial Statements. The Historical Financial Statements delivered to the Lenders and/or the Administrative Agent fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of Holdings (and its Subsidiaries on a Consolidated basis) as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all Material Indebtedness and other material liabilities, direct or contingent, of Holdings (and its Subsidiaries on a Consolidated basis) as of the date thereof, including material liabilities for taxes and material commitments, in each case, to the extent required to be disclosed under GAAP.
Section 4.08.No Material Adverse Change. Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 4.09.Tax Returns and Payments.
(a)Each of Holdings and each Subsidiary has filed or caused to be filed all Tax returns required by applicable Law to be filed, and has paid all Taxes, assessments and governmental charges or levies upon it or its property, income, profits and assets which are due and payable (including in its capacity as a withholding agent), whether or not shown on a Tax return, except for (i) those that are being diligently contested in good faith by appropriate proceedings and for which Holdings or the relevant Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP or (ii) where the failure would not reasonably be expected to result in a Material Adverse Effect. No Authorized Officer has knowledge of any proposed Tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

(b)Interest payments on the Loans will be treated entirely as “income from sources without the United States” (within the meaning of section 862 of the Internal Revenue Code) for U.S. federal income tax purposes.
Section 4.10.Environmental Matters. None of the Loan Parties nor any of their respective Complexes or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Release that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. None of the Loan Parties has received any request for information under Section 104 of CERCLA (42 U.S.C. § 9604) or any comparable state law. There are no conditions, occurrences, or Releases which would reasonably be expected to form the basis of an Environmental Claim against a Loan Party that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor, to the knowledge of any Authorized Officer of any Loan Party, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment at any Complex of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. To the knowledge of any Authorized Officer of any Loan Party, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of any Authorized Officer of any Loan Party, no event or condition has occurred or is occurring with respect to any Loan Party relating to any Environmental Law or any Release of Hazardous Materials which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect. No Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of any Authorized Officer of any Loan Party, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.
Section 4.11.Governmental Regulation. None of Holdings nor any Subsidiary is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Loan Parties is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 4.12.Employee Matters. None of the Loan Parties has engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any Subsidiary, or to the knowledge of any Authorized Officer of Holdings or any Subsidiary, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any Subsidiary or to the knowledge of any Authorized Officer of Holdings or any Subsidiary, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any Subsidiary and (c) to the knowledge of any Authorized Officer of Holdings or any Subsidiary, no union representation question existing with respect to the employees of Holdings or any Subsidiary and, to the knowledge of any Authorized Officer of Holdings or any Subsidiary, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
Section 4.13.ERISA.
(a)Except as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan (including, to the knowledge of Holdings or any Subsidiary, any Multiemployer Plan) is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and any other applicable Laws except for any required amendments for which the remedial amendment period as defined in Section 401(b) or other applicable provision of the Internal Revenue Code has not yet expired;

(b)Except as would not reasonably be expected to result in a Material Adverse Effect, no Pension Plan has been terminated, nor is any Pension Plan in “at-risk” status pursuant to Section 303 of ERISA or Section 430 of the Internal Revenue Code, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan sponsored by Holdings, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan sponsored by Holdings; and
(c)Except where the failure of any of the following representations to be correct in all material respects would not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its ERISA Affiliates has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required payment under Section 412 of the Internal Revenue Code.
Section 4.14.Margin Stock. None of the Loan Parties is engaged or will engage, principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, or extending credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of the Loans will be used directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose in a manner that would violate Regulation T, Regulation U or Regulation X. Following the application of the proceeds of any Term Loan, not more than 25% of the value of the assets (either of the Borrower only or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.08 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be Margin Stock.
Section 4.15.Solvency. The Borrower is, and the Loan Parties taken as a whole are, and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent.
Section 4.16.Disclosure. The representations and warranties of the Loan Parties contained in any Loan Document and in the other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any Subsidiary and for use in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to any Authorized Officer of any Loan Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information prepared by Holdings or any other Loan Party and provided to the Lenders are based upon good faith estimates and assumptions believed by Holdings or such Loan Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Authorized Officer of any Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
Section 4.17.Patriot Act; Anti-Corruption. To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) Sanctions, including without limitation, the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Patriot Act. The Borrower, its Subsidiaries and their respective directors, and officers, and, to the knowledge of the Borrower, employees and the agents of the Borrower and its Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law in all material respects. The Borrower and its Subsidiaries have instituted policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the FCPA, any other applicable anti-corruption laws, and Sanctions. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA. None of the Borrower, its Subsidiaries, or any of their directors, or officers, and, to the knowledge of the Borrower, any employee, agent or affiliate of the Borrower or any of its Subsidiaries (a) is a Sanctioned Person, (b) has knowingly engaged in, or is now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions, (c) has more than 10% of its assets located in Sanctioned Persons or (d) derives more than 10% of its revenues from investments in, or transactions with, Sanctioned Persons. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).
Section 4.18.Security Documents. The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Equity (as defined in the Security Agreement), when certificates representing such Pledged Equity are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings to be specified on the relevant schedule(s) to the Security Agreement in appropriate form are filed in the offices to be specified on such schedule(s), the Security Agreement shall, subject to the Super Senior Intercreditor Agreement, constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Equity, Liens permitted by Section 7.02).
Section 4.19.Adverse Proceedings; Compliance with Law. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties (a) is in violation of any applicable Laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 4.20.Properties. Each of Holdings and the Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective financial statements referred to in Section 4.07, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Permitted Liens).
Section 4.21.Affected Financial Institution. No Loan Party is an Affected Financial Institution.

Section 4.22.COMI. For the purposes of the Insolvency Regulation, each Holding’s and Borrower’s centre of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) and central administration (administration centrale) is situated in Luxembourg and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.
ARTICLE V
CONDITIONS OF LENDING
The obligations of the Lenders to make Loans are subject to the satisfaction or waiver (in accordance with Section 10.01 hereof) of the following conditions:
Section 5.01.All Borrowings. On the date of each Borrowing:
(a)Other than with respect to the Borrowing on the Closing Date, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03.
(b)The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (unless such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct) as of such earlier date).
(c)At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be Continuing or would result therefrom.
(d)Each such Borrowing shall be deemed to constitute a representation and warranty by the Borrower and the other Loan Parties on the date of such Borrowing, as to the matters specified in paragraphs (b) and (c) of this Section 5.01.
Section 5.02.Conditions Precedent to Closing. This Agreement shall become effective on the first date on which each of the following conditions shall have been satisfied or waived (in accordance with Section 10.01 hereof):
(a)This Agreement. The Administrative Agent shall have received a fully executed counterpart of this Agreement, by the Borrower, Holdings, the Administrative Agent and the applicable Lenders.
(b)Officer’s Certificates. The Administrative Agent shall have received a certificate, dated as of the Closing Date and signed on behalf of the Borrower and Holdings by an Authorized Officer, (i) certifying that the Borrower and the Holdings rent office space and therefore validly established their registered offices; (ii) confirming that the Borrower and the Holdings are not subject to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), suspension of payments (sursis de paiement), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, administrative dissolution without liquidation (dissolution administrative sans liquidation), reorganization or similar legal provisions affecting the rights of creditors generally in Luxembourg, including for the avoidance of doubt, but not limited to, any proceedings and measures under the Luxembourg law of 7 August 2023 on business preservation and modernization of bankruptcy law or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the European Insolvency Regulation; (iii) confirming that the managers or the directors of the Borrower and the Holdings have not made, and no other person entitled has taken any corporate action, legal proceedings or other procedure or step in connection with, nor have been notified of, bankruptcy (faillite) voluntary or judicial liquidation (liquidation volontaire ou judiciaire), suspension of payments (sursis de paiement), fraudulent conveyance (actio pauliana), general settlement with creditors, administrative dissolution without liquidation (dissolution administrative sans liquidation), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable) if discussions arise, then the reference to the "out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable)" may be deleted, judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), reorganization or similar legal provisions affecting the rights of creditors generally in Luxembourg, including for the avoidance of doubt, but not limited to, any proceedings and measures under the Luxembourg law of 7 August 2023 on business preservation and modernization of bankruptcy law or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the European Insolvency Regulation; (iv) confirming that no application has been made by the relevant entity for a voluntary or judicial winding-up or liquidation; (v) attaching a copy of the excerpt (extrait) relating to it from the Luxembourg Trade and Companies Register dated as of the date of the above certificate; (vi) attaching a copy of the negative certificate (certificat de non-inscription d'une décision judiciaire ou de dissolution administrative sans liquidation) issued by the Luxembourg Insolvency Register (Registre de l’Insolvabilité, Luxembourg) and maintained with the Luxembourg Trade and Companies Register dated as of the date of the above certificate and (vii) certifying on behalf of the Borrower that all of the conditions in Sections 5.01(b) and (c) and 5.02(e) and (f) have been (or on the Closing Date will be concurrently) satisfied on such date.
(c)Opinions of Counsel. The Administrative Agent shall have received a legal opinion from each of (i) Paul Hastings, counsel to the Loan Parties, (ii) Gregory Ritts, Chief Legal and Compliance Officer to Holdings, (iii) a capacity legal opinion from NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel to Holdings and the Borrower and (iv) an enforceability legal opinion Loyens & Loeff SARL, Luxembourg counsel to the Lenders.
(d)Organizational Documents; Proceedings; etc.
(i)The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, signed by the chairman of the board, the chief executive officer, the chief financial officer, the president, any vice president, secretary or manager of such Loan Party, together with copies of the Organizational Documents, as applicable, of such Loan Party and the resolutions of such Loan Party referred to in such certificate, and each of the foregoing shall be in form reasonably acceptable to the Administrative Agent.
(ii)All corporate or limited liability company or similar proceedings and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the Exchange Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate or limited liability company or similar proceedings, governmental approvals, good standing certificates and bring down telegrams or facsimiles, if any, which the Administrative Agent or the Required Lenders reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or limited liability company or similar authority or Governmental Authorities.

(e)Approvals. All necessary governmental (domestic and foreign) and material third party approvals and/or consents, including Shareholder Approval, in connection with the Transactions and the granting of Liens under the Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transactions. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or threatened against Holdings or any Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect.
(f)Litigation. There shall be no actions, suits or proceedings pending or threatened against Holdings or any Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect.
(g)Guaranty. The Administrative Agent shall have received a fully executed Guaranty Agreement (as amended, modified and/or supplemented from time to time, the “Guaranty”) signed by the Loan Parties and the Administrative Agent.
(h)Fees, etc. The Borrower shall have paid to the Administrative Agent (and its relevant affiliates) or the Lenders all costs, fees and expenses (including reasonable legal fees and expenses of Davis Polk & Wardwell LLP, Shipman & Goodwin LLP and Loyens & Loeff N.V.) and other compensation contemplated hereby payable to the Administrative Agent (and its relevant affiliates) or the Lenders to the extent then due under the Transaction Support Agreement, the Agent Fee Letter and as required under Section 10.04(a).
(i)Security Agreement. The Administrative Agent shall have received a fully executed Security Agreement (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), signed by the Loan Parties and the Collateral Agent, covering (a) all of such Loan Party’s Security Agreement Collateral and (b) each other Security Document to which it is a party, together with:
(i)proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Required Lenders, desirable to perfect (or continue the perfection of) the security interests purported to be created by the foregoing Security Documents; and
(ii)certified copies of requests for information or copies (Form UCC-11 or the equivalent) or reports as of a recent date, listing all effective financing statements that name each Loan Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name each Loan Party as debtor and such other Lien searches as may be reasonably required by the Collateral Agent (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) or such other termination statements as shall be required by local Law fully executed for filing).
(j)Financial Statements. The Administrative Agent shall have received true and correct copies of the financial statements referred to in Section 6.01.
(k)Insurance. The Administrative Agent shall have received evidence that all property and liability insurance required to be maintained pursuant to Section 6.04 has been obtained and is in effect and that the Collateral Agent has been named as an additional insured and/or loss payee, as applicable, with respect to such insurance.

(l)Solvency Certificates. The Administrative Agent shall have received from the manager of the Borrower (i) a certificate attesting to and demonstrating that each of the Borrower, individually, and the Loan Parties, taken as a whole, is Solvent and would be Solvent immediately before and after giving effect to the Transactions, substantially in the form of Exhibit K; and (ii) with respect to the Borrower, an electronic copy of the excerpt (extrait) issued by the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) and an electronic copy of the certificate of non-inscription of judicial decision (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg).
(m)Material Adverse Effect. Since December 16, 2024, no Material Adverse Effect shall have occurred.
(n)Exchange Stock and Exchange Agreement. The Administrative Agent shall have received an executed copy of the Exchange Agreement and the Lenders shall have received evidence that their their pro rata share of the Exchange Stock will be delivered as set forth on Schedule 1 of the Exchange Agreement, in a form reasonable acceptable to the Required Lenders.
(o)Super Senior Credit Facility. (x) The Administrative Agent shall have received a fully executed copy of the Super Senior Credit Agreement and the Super Senior Intercreditor Agreement; (y) the closing date of the Super Senior Credit Agreement shall have occurred and the Super Senior Loans shall have been funded and (z) the effective date of the Super Senior Intercreditor Agreement shall have occurred.
(p)Transaction Support Agreement. The Transaction Support Agreement shall not have been terminated and shall be in full force and effect, and the Transactions (as defined in the Transaction Support Agreement) other than the issuance of the Term Loans hereunder shall have occurred substantially concurrently on the Closing Date.
Without limiting the generality of the provisions of the penultimate paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in Section 5.01 or this Section 5.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
ARTICLE VI
AFFIRMATIVE COVENANTS
Each of the Borrower and Holdings covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable), it shall, and shall cause each Subsidiary to:
Section 6.01.Financial Statements and Other Reports. In the case of the Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):
(a)Quarterly Financial Statements. As soon as available, and in any event no later than five (5) days after the date on which Holdings is required, under the Exchange Act, to file its Quarterly Report on Form 10-Q with the SEC, commencing with the Fiscal Quarter in which the Closing Date occurs, the Consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related Consolidated statements of operations and comprehensive income, equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto (it being understood and agreed that the delivery by Holdings of its Quarterly Report on Form 10-Q with the SEC within the time period described in this clause (a) shall satisfy the requirements of this clause (a));
(b)Annual Financial Statements. As soon as available, and in any event no later than five (5) days after the date on which Holdings is required, under the Exchange Act, to file its Annual Report on Form 10-K with the SEC, commencing with the Fiscal Year in which the Closing Date occurs, (i) the Consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related Consolidated statements of operations and comprehensive income, equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such Consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by Holdings, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (it being understood and agreed that the delivery by Holdings of its Annual Report on Form 10-K with the SEC within the time period described in this clause (b) accompanied by a report of independent accountants satisfying the requirements of clause (b)(ii) shall satisfy the requirements of this clause (b));
(c)Projections. As soon as possible, and in any event no later than fourteen (14) days following the delivery of the annual financial statements delivered pursuant to Section 6.01(b), a detailed Consolidated budget for the following Fiscal Year shown on a quarterly basis (including a projected Consolidated balance sheet of Holdings and the Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and projected covenant compliance levels) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections are based on estimates, information and assumptions believed by the Borrower to be reasonable at the time prepared;
(d)Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 6.01(a) and 6.01(b), a duly executed and completed Compliance Certificate;
(e)Notice of Certain Events. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Loan Party with respect thereto; (ii) of any condition or event that constitutes a “Default” or “Event of Default” under any Material Indebtedness or that notice has been given to any party thereunder with respect thereto; (iii) that any Person has given any notice to any Loan Party or any Subsidiary or taken any other action with respect to any event or condition set forth in Section 8.01; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(f)Notice of Litigation. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any

Loan Document, a written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters;
(g)ERISA. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge of the occurrence of or forthcoming occurrence of any ERISA Event which could reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, and copies of such documentation related thereto as may be reasonably available to Holdings or any Subsidiary to enable the Lenders and their counsel to evaluate such matter;
(h)Information Regarding Collateral. The Borrower shall furnish to the Administrative Agent ten (10) days prior written notice of any change (A) in any Loan Party’s corporate (or equivalent) name, (B) in any Loan Party’s identity or corporate (or equivalent) structure, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s state organizational identification number (or equivalent), in each case, together with supporting documentation as reasonably requested by the Administrative Agent or the Required Lenders; provided that solely with respect to a transaction permitted under Section 7.08(a), no such notice shall be required. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents;
(i)Management Letters. Promptly after the receipt thereof by Holdings or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
(j)Contractual Obligations. Promptly upon any Authorized Officer of any Loan Party obtaining knowledge of any condition or event that constitutes a default or an event of default under any Contractual Obligation arising from agreements relating to Material Indebtedness, or that notice has been given to any Loan Party with respect thereto, a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action the Borrower has taken, is taking and proposes to take with respect thereto; provided that no such certificate shall be required with respect to any such default or event of default to the extent that such default or event of default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(k)Credit Ratings. Use commercially reasonable efforts to obtain, within 30 days following the Closing Date, or such later date as agreed to with the reasonable consent of the Required Lenders, (i) a public corporate family rating issued by Moody’s and a public corporate credit rating issued by S&P and (ii) a public credit rating from each of Moody’s and S&P with respect to the Term B Loans;
(l)Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Loan Parties to their respective security holders acting in such capacity, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the SEC or any similar Governmental Authority, (C) all press releases and other statements made available generally by any Loan Party to the public, in each case, concerning material developments in the business of any Loan Party and (D) all notices of default or event of default or requests for termination of the commitments delivered by the Loan Parties or any lender or administrative agent under the Super Senior Credit Agreement and (ii) such other information and data with respect to the operations, business affairs and financial condition of Holdings and the Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders;
(m)Quarterly Lender Calls; Promptly following delivery of the information required pursuant to Sections 6.01(a) and 6.01(b), unless otherwise agreed by the Required Lenders, at a time reasonably agreed between the Borrower and the Required Lenders after the delivery of the information required pursuant to Sections 6.01(a) and 6.01(b), to participate in a conference call for Lenders to discuss the financial position for the most recently ended period for which financial statements have been delivered and which shall provide the Lenders an opportunity to engage in Q&A; provided that the Borrower shall not be required to share material Non-Public Information with “public-side” Lenders; provided, further that the Borrower shall be deemed to have satisfied this Section 6.01(m) with respect to any Fiscal Quarter if it provides all Lenders with the opportunity to attend and participate in a quarterly conference call with the public equityholders of any direct or indirect parent of the Borrower; provided, further, if requested by any individual Lender or group of Lenders, the Borrower shall host a separate “private-side” call for the Lenders at a time and date reasonably agreed between the Borrower and such Lenders; and
(n)Liquidity Certificate. Not later than five (5) Business Days following the last Business Day of each calendar month of the Borrower (commencing with the first full fiscal month ending after the Closing Date), a Liquidity Certificate; provided that the Borrower shall not be required to share material Non-Public Information with “public-side” Lenders.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (l)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Loan Parties and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) and, if documents or notices required to be delivered pursuant to this Section 6.01 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 6.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to the Loan Parties and their respective securities. The Lenders confirm and agree to provide to the Administrative Agent at least one contact who shall be able to receive Non-Public Information.
Section 6.02.Existence. Except as otherwise permitted under Section 7.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided that no Loan Party (other than Holdings and the Borrower with respect to existence) or any of the Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof would not be materially adverse to such Person or to the Lenders.
Section 6.03.Payment of Taxes and Claims. Pay and discharge as the same shall be due and payable all of its obligations and liabilities, including (i) all liabilities for Taxes, assessments and governmental charges or levies upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax, assessment, governmental charge, levy or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (b) in the case of a Tax, assessment, governmental charge, levy or a claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax, assessment, governmental charge, levy or claim, or (ii) the failure to pay such Tax, assessment, governmental charge, levy or claim could not reasonably be expected to have a Material Adverse Effect.
Section 6.04.Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. The Borrower shall use its commercially reasonable efforts to ensure that all such insurance (i) provides that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof and (ii) names the Collateral Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.
Section 6.05.Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. No more than one such inspection shall be made in any Fiscal Year at the Borrower’s expense; provided that if an Event of Default exists, there shall be no limit on the number of such inspections that may occur, and such inspections, copying and auditing shall be at the Borrower’s sole cost and expense.
Section 6.06.Earnings Calls. Holdings shall conduct a quarterly “earnings call” in the ordinary course of business.
Section 6.07.Compliance with Laws.
(a)Comply, and cause all other Persons, if any, on or occupying any Complexes to comply, with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Maintain in effect policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the FCPA, any other applicable anti-corruption laws and Sanctions.
Section 6.08.Environmental. Promptly take any and all commercially reasonable actions to (i) cure any violation of applicable Environmental Laws by any Loan Party or the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) respond to any Environmental Claim against any Loan Party or any Subsidiary where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) discharge any obligations that are imposed or accepted in the final resolutions of an Environmental Claim where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09.Subsidiaries. Subject to the provisions of the Security Documents and clause (e) below:
(a)In the event that any Person becomes a Subsidiary of the Borrower after the date hereof that is not an Excluded Subsidiary and that is not prohibited or restricted by applicable Law (including any requirement to obtain the consent of any Governmental Authority that has not been obtained) from guaranteeing the Obligations, (i) promptly cause such Subsidiary to become a Subsidiary Guarantor hereunder and a Grantor under and as defined in the Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 5.02(c), (d) and (e).
(b)With respect to each new Subsidiary of Holdings, the Borrower shall promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings and (ii) all of the data required to be set forth on Schedules 4.01 and 4.03 with respect to all Subsidiaries of Holdings; and such written notice shall be deemed to supplement Schedules 4.01 and 4.03 for all purposes hereof and, if applicable, take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 5.02(c), (d) and (i).
(c)In the event any Loan Party acquires a fee interest in any one Real Property having a fair market value in excess of $2,000,000, such Loan Party shall, within ninety (90) days after the acquisition thereof (or such longer period as the Administrative Agent (acting at the direction of the Required Lenders) may reasonably agree) cause such Real Property to become a Mortgaged Property and shall deliver to the Collateral Agent the following: (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Mortgaged Property; (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Required Lenders) in the state in which such Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as the Administrative Agent (acting at the direction of the Required Lenders) may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders); (iii) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Required Lenders with respect to each such Mortgaged Property insuring the Mortgages as valid and subsisting Liens on the Mortgaged Property described therein, free and clear of all Liens except Permitted Liens (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property and with such endorsements as the Administrative Agent (acting at the direction of the Required Lenders) may request, together with a title report issued by a title company with respect thereto, dated not more than sixty (60) days prior to the date on which a Mortgage is delivered with respect to such Mortgaged Property and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) and (B) evidence satisfactory to the Administrative Agent (acting at the direction of the Required Lenders)

that such Loan Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for the applicable Mortgaged Property in the appropriate real estate records; (iv) (A) a completed standard “life of loan” flood hazard determination form, (B) if the property is located in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, a notification to the Borrower (a “Borrower Flood Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the applicable community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Flood Notice (e.g., countersigned Borrower Flood Notice, return receipt of certified U.S. Mail, or overnight delivery) and (D) if a Borrower Flood Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Required Lenders or any impacted Lenders; (v) ALTA surveys of all Mortgaged Properties, certified to the Administrative Agent; and (vi) appraisals and other documents, instruments and certificates, in each case in form and substance satisfactory to the Required Lenders that the Administrative Agent (acting at the direction of the Required Lenders) shall reasonably request.
Section 6.10.Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Borrower, promptly execute, acknowledge and deliver such further documents and do such other acts and things as are necessary or that the Administrative Agent or the Collateral Agent may reasonably request (acting at the direction of the Required Lenders) in order to effect fully the purposes of the Loan Documents or more fully perfect or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings or any Subsidiary which is required to become part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as necessary or that the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Subsidiary Guarantors and are secured by the Collateral, including all of the outstanding Equity Interests of Subsidiaries of the Loan Parties (subject to limitations contained herein and in the Security Agreement). Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or any such Lender may be required to obtain from Holdings or any Subsidiary for such governmental consent, approval, recording, qualification or authorization.
Section 6.11.Maintenance of Ratings. In the case of the Borrower, at all times use commercially reasonable efforts (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of reasonable and customary rating agency fees and cooperation with reasonable information and data requests by Moody’s and S&P in connection with their ratings process) to maintain (including, without limitation, obtaining at least once each calendar year an annual refreshing of ratings from Moody’s and S&P) public ratings issued by Moody’s and S&P with respect to its corporate ratings and with respect to the Loans.
Section 6.12.Material Contracts. If the Borrower determines, in its reasonable discretion, that an amendment, restatement, amendment and restatement, modification, supplement or waiver to the Material Onity Agreements or the Material Rithm Agreements would in the aggregate have a material negative impact on Holdings and its Subsidiaries (taken as a whole), the Borrower shall notify the Administrative Agent prior to entry into any such amendment, restatement, amendment and restatement, modification, supplement or waiver, and, if the Administrative Agent (acting at the direction of the Required Lenders) provides the Borrower reasonable objections or conditions with respect thereto within five (5) Business Days from the receipt of notice from the Borrower, the Borrower shall reasonably address such objections or conditions prior to entering into such amendment, modification, supplement or waiver; provided that if no such reasonable objections or conditions are received by the Borrower within such five (5) Business Day period, such amendment, restatement, amendment and restatement, modification, supplement or waiver shall be deemed approved by the Required Lenders.
Section 6.13.Post-Closing Covenants. Within the time periods after the Closing Date specified in Schedule 6.13 (subject to extension in the reasonable discretion of the Administrative Agent (acting at the direction of the Required Lenders) as set forth in such Schedule), the Borrower shall deliver the documents or take the actions specified therein.
Section 6.14.Deposit Accounts. On or prior to the date that is 60 days after the Closing Date (or such later date reasonably agreed to by the Required Lenders in their sole discretion), each Loan Party shall enter into, and cause each depository or securities intermediary to enter into, Deposit Account Control Agreements with respect to each deposit account, securities account and commodities account maintained by such Person as of the Closing Date (other than any Excluded Deposit Accounts). On or prior to the date that is 60 days after the later of (x) the date of acquisition or opening of any new deposit account, securities account or commodities account (other than any Excluded Deposit Accounts) by any Loan Party (or if later, 60 days after the date such Loan Party became a Loan Party), or (b) the date any deposit account, securities account or commodities account ceases to be an Excluded Deposit Account (or, in each case, such later date reasonably agreed to by the Required Lenders in their sole discretion), such Loan Party shall enter into, and cause each depository or securities intermediary to enter into, Deposit Account Control Agreements with respect to such deposit account, securities account or commodities account (other than any Excluded Deposit Accounts).
Section 6.15.Use of Proceeds. The Borrower shall use the proceeds of (a) the Term B Loans to consummate the transactions contemplated by the Exchange Agreement and (b) any Incremental Term Loans solely in accordance with Section 2.12(a).
ARTICLE VII
NEGATIVE COVENANTS
Each of the Borrower and Holdings, for itself and the Subsidiaries, covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable), it shall not, nor shall it cause or permit any Subsidiary to:
Section 7.01.Indebtedness. Directly or indirectly, create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)the Obligations;
(b)Indebtedness of any Subsidiary owed to Holdings, the Borrower or to any other Subsidiary, or of the Borrower to Holdings or any Subsidiary or of Holdings to the Borrower or any other Subsidiary; provided that (i) except with respect to any Indebtedness among Subsidiaries that are not Loan Parties, all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note or an intercompany subordination agreement reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and (ii) any such Indebtedness that is owed by a non-Loan Party to a Loan Party is permitted as an Investment under Section 7.06(d);
(c)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(d)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;
(e)guaranties by the Borrower or a Subsidiary Guarantor of (i) Indebtedness otherwise permitted to be incurred pursuant to this Section 7.01 or (ii) obligations of any other Loan Party not constituting Indebtedness; provided that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations; provided, further, that guaranties by any Loan Party of Indebtedness of any non-Loan Party shall not exceed the cap for Investments in non-Loan Parties under Section 7.06(d).
(f)Indebtedness described on Schedule 7.01 and any Permitted Refinancing thereof;
(g)Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any of the Subsidiaries, in each case after the Closing Date as the result of a Designated Acquisition, and any Permitted Refinancing thereof; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (ii) such Indebtedness is not guaranteed in any respect by the Borrower or any of the Subsidiaries (other than by any such person that so becomes a Subsidiary) and (iii) the aggregate principal amount of such Indebtedness outstanding at any one time does not exceed $7,500,000;
(h)Indebtedness of the type described in clause (xi) of the definition of “Indebtedness” (such Indebtedness, “Swap Obligations”) incurred in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or any of the Subsidiaries is exposed in the conduct of its business or the management of its liabilities or to hedge against fluctuations in interest rates or currency; provided that in each case such Indebtedness shall not have been entered into for speculative purposes;
(i)other Indebtedness of the Borrower and the Subsidiaries in an aggregate amount not to exceed at any time $10,000,000; provided that such Indebtedness is incurred for a bona fide business purpose (and not for any other purpose); provided, further, that any such Indebtedness incurred by a Loan Party under this Section 7.01(i) shall be unsecured or, if secured, shall be secured by Liens on the Collateral that shall rank junior in right of security to the Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders);
(j)[reserved];
(k)Indebtedness arising from customary agreements providing for indemnification, adjustment of purchase price (including earn-outs) or similar obligations, in each case incurred or assumed in connection with the dispositions or purchase of assets permitted hereunder; provided that such Indebtedness (other than for indemnification) shall be included in the total consideration for purposes of all determinations relating to such disposition or purchase hereunder;
(l)Indebtedness of the Borrower or the Subsidiaries with respect to Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed at any time $5,000,000; provided that any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset; provided, further, that (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness;
(m)Junior Indebtedness of the Loan Parties; provided that the net proceeds of such Indebtedness are applied solely (i) to finance a Designated Acquisition; (ii) for the prepayment of outstanding Term B Loans pursuant to Section 2.08(b) to the extent required thereby substantially concurrently with the incurrence of such Junior Indebtedness; or (iii) to purchase common stock or common stock options of Holdings from present or former officers or employees of Holdings or any Subsidiary upon the death, disability or termination of employment of such officer or employee in an aggregate principal amount not in excess of $2,000,000 at any time outstanding; provided that in no event shall the aggregate principal amount of Junior Indebtedness incurred under this clause (iii), together with the aggregate amount of Restricted Junior Payments made pursuant to Section 7.04(b) during any fiscal year, exceed, $4,000,000; provided, further, that no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness;
(n)Indebtedness representing deferred compensation to employees of Holdings, the Borrower or its Subsidiaries incurred in the ordinary course of business;
(o)Indebtedness to current or former officers, directors, managers, consultants and employees and their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 7.04;
(p)Indebtedness owing to any insurance company arising from the financing of insurance premiums in the ordinary course of business;
(q)Indebtedness incurred in connection with appeal bonds reasonably necessary for Holdings or any Subsidiary to appeal potential judgments with respect to legal proceedings against Holdings or any Subsidiary in the conduct of its business; provided that the aggregate principal amount of any such appeal bonds shall not exceed $15,000,000 in the aggregate at any time outstanding;
(r)Indebtedness incurred on the Closing Date under the Super Senior Credit Agreement in an aggregate principal amount of $12,500,000 and, with the consent of the Required Lenders, any Permitted Refinancing thereof; and
(s)Indebtedness of Altisource Solutions, Inc. consisting of the AAMC Loan, Permitted Refinancings thereof, or any other credit facility that replaces the AAMC Loan and is incurred for a bona fide business purpose; provided that the aggregate principal amount of outstanding Indebtedness incurred under this Section 7.01(s) shall not exceed $5,000,000 at any time; provided, further, that such Indebtedness shall not be guaranteed by any Person that is not a Loan Party.
(t)Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness shall not be deemed incurrence of Indebtedness for purposes of this covenant.
(u)        Notwithstanding anything in this Section 7.01 to the contrary, any Indebtedness owing by any Loan Party to any Subsidiary which is not a Loan Party shall be (a) unsecured and (b) expressly subordinated to the prior payment in full in cash of all Obligations pursuant to terms reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders); provided that such Indebtedness shall be incurred in compliance with Section 7.06.
Section 7.02.Liens. Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any Subsidiary, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any state or under any similar recording or notice statute, except:

(a)Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;
(b)Liens for Taxes, assessments or governmental charges that are not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;
(c)statutory or common law Liens of landlords, banks and securities intermediaries (and rights of setoff), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen (including any mechanics, repairmen, workmen and materialmen Lien on property managed by the Borrower and the Subsidiaries as part of their real estate and property management business), and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code), in each case incurred in the ordinary course of business for amounts not overdue by more than sixty (60) days or, in the case of any such amounts overdue for a period in excess of sixty (60) days, such Liens are unfiled and no other action has been taken to enforce such Lien or such Lien, or the amount, is being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and shall not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of the Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto;
(f)leases (including operating leases), non-exclusive licenses, subleases and non-exclusive sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(g)purported Liens evidenced by the filing of precautionary UCC financing statements (i) relating solely to operating leases of personal property entered into in the ordinary course of business or (ii) to evidence the sale of assets in the ordinary course of business;
(h)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property;
(i)Liens described on Schedule 7.02;
(j)Liens securing Indebtedness permitted by Section 7.01(g); provided that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Borrower or the Subsidiaries;
(k)[reserved];
(l)[reserved];
(m)Liens securing Indebtedness permitted pursuant to Section 7.01(l); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(o)assignments of past due receivables solely for the purpose of collection;
(p)judgment Liens so long as the related judgment does not constitute an Event of Default;
(q)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(r)Liens (i) of a collection bank arising under Sections 4-208 and 4-210 of the UCC on the items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(s)Liens (i) on cash advances in favor of the seller of any property to be acquired in a transaction permitted pursuant to Section 7.06 or (ii) consisting of an agreement to dispose of any property in a transaction permitted pursuant to Section 7.08, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(t)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;
(u)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto so long as such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;
(v)other Liens securing Indebtedness or other obligations in an aggregate amount not to exceed at any time $5,000,000; provided that any such Liens on the Collateral shall rank junior to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders);
(w)Liens consisting of cash collateral to secure letters of credit, Swap Obligations, leases and insurance and bonding requirements incurred in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000;
(x)Liens securing Indebtedness permitted pursuant to Section 7.01(r); provided that such Liens are subject to the Super Senior Intercreditor Agreement;
(y)Precautionary UCC filings made in respect of leases, consignments and other transactions that do not involve the grant of a security interest by the Loan Parties; and
(z)Liens on receivables and the proceeds thereof securing Indebtedness permitted pursuant to Section 7.01(s), which Liens may be senior to or pari passu with the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders)

(each of (a) - (z), a “Permitted Lien”).
Section 7.03.No Further Negative Pledges. Except with respect to (a) this Agreement and the other Loan Documents, (b) specific property encumbered to secure payment of particular Indebtedness that is permitted to be incurred and secured under this Agreement or to be sold pursuant to an executed agreement with respect to a sale of assets permitted hereunder, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) restrictions by reason of customary provisions restricting assignments, subservicing, subcontracting or other transfers contained in servicing agreements (provided that such restrictions are limited to the individual servicing agreement and related agreements or the property and/or assets subject to such agreements, as the case may be), (e) restrictions by reason of customary provisions restricting liens, assignments, subservicing, subcontracting or other transfers contained in agreements with the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies relating to the origination, sale, securitization and servicing of mortgage loans (provided that such restrictions are limited to the individual agreement and related agreements and/or the property or assets subject to such agreements, as the case may be) and (f) the Super Senior Credit Agreement, no Loan Party nor any Subsidiary shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.
Section 7.04.Restricted Junior Payments. Directly or indirectly through any manner or means, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) any Subsidiary may declare and pay dividends or make other distributions ratably to the Borrower or any Subsidiary (provided that no Loan Party may declare and pay dividends or make other distributions to a non-Loan Party under this clause 7.04(a)), (b) the Borrower may make payments in an aggregate amount not to exceed $3,000,000 in any Fiscal Year to Holdings to permit Holdings to purchase common stock or common stock options of Holdings from present or former officers or employees of Holdings or any Subsidiary upon the death, disability or termination of employment of such officer or employee; provided that in no event shall the aggregate amount of Restricted Junior Payments made pursuant to this clause (b) in any Fiscal Year exceed, together with the aggregate principal amount of Junior Indebtedness outstanding pursuant to Section 7.01(m)(iii) at such time, $4,000,000, (c) the Borrower and Holdings may make other Restricted Junior Payments in an aggregate amount for all such Restricted Junior Payments under this clause (c) not to exceed $2,000,000, (d) to the extent constituting Restricted Junior Payments, the Borrower and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.06, 7.11(b) or 7.11(c), (e) the Borrower may make payments to Holdings, the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses, including, without limitation, administrative and overhead costs, to the extent reasonably required to maintain the corporate or legal existence of Holdings, including, without limitation, D&O insurance premiums and SEC regulatory costs and expenses; (f) to the extent not prohibited by any applicable subordination provision, the Borrower and the Subsidiaries may make payments upon scheduled maturity or payments of regularly scheduled interest; (g) to the extent constituting Restricted Junior Payments, the Borrower and the Subsidiaries may make payments of principal and interest of Indebtedness incurred under Section 7.01(s); (h) the Borrower and the Subsidiaries may make distributions as provided for under the organizational documents of Joint Ventures permitted to be established under the terms of this Agreement; provided that no such distributions under this clause 7.04(h) shall be made to a Person that is not a wholly-owned Subsidiary unless the Borrower or any Subsidiary receives at least its pro rata share of such dividends or distributions in accordance with its Equity Interests in such class or series of securities; and (i) the Borrower, Holdings or any Subsidiary may aggregate and purchase fractional shares in connection with a reverse stock split of the common equity interests of Holdings and then distribute the proceeds of such aggregation and on a pro-rata basis to Persons that owned the fractional shares prior to such reverse stock split.

Section 7.05.Restrictions on Subsidiary Distributions. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary, (b) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary or (d) transfer, lease or license any of its property to Holdings or any other Subsidiary other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 7.01(g) or (l) that impose restrictions on the property so acquired, (ii) in agreements evidencing Junior Indebtedness permitted to be incurred by Section 7.01, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iv) by reason of customary net worth provisions contained in leases and other agreements that do not evidence Indebtedness entered into by the Borrower or a Subsidiary in the ordinary course of business, (v) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property not otherwise prohibited under this Agreement, (vi) described on Schedule 7.05 or (vii) applicable legal restrictions relating to solvency and financial assistance.
Section 7.06.Investments. Directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)Investments in Cash and Cash Equivalents;
(b)equity Investments owned as of the Closing Date in any Subsidiary, and Investments made after the Closing Date by the Borrower or any Subsidiary Guarantor in the Borrower and/or any Subsidiary Guarantor;
(c)(i) Investments in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business of the Borrower and the Subsidiaries;
(d)intercompany loans to the extent permitted under Section 7.01(b) and other Investments in Subsidiaries that are not Subsidiary Guarantors for a bona fide business purpose (and not for any other purpose); provided that such Investments made by a Loan Party (including through intercompany loans) in Subsidiaries other than Subsidiary Guarantors shall not exceed at any time outstanding $5,000,000 in the aggregate; provided, further, that for the avoidance of doubt Investments made by non-Loan Parties in other non-Loan Parties shall not be subject to any cap;
(e)loans and advances to officers, directors and employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;
(f)tax equalization loans in the ordinary course of business for foreign employees of Holdings and its Subsidiaries who possess U.S. tax liability (unless outstanding for more than two (2) years) not to exceed $2,000,000 at any time outstanding;
(g)Investments made or to be made and described on Schedule 7.06;
(h)Swap Obligations permitted under Section 7.01(h) that constitute Investments;
(i)Investments by the Borrower and the Subsidiaries for a bona fide business purpose (and not for any other purpose) in an aggregate amount, for all such Investments made under this clause (i), not to exceed $7,500,000 at any time outstanding;

(j)[reserved;]
(k)Designated Acquisitions;
(l)non-cash consideration received, to the extent permitted by the Loan Documents in connection with the sale of property permitted by this Agreement to an unaffiliated third party for bona fide business purpose (and not for any other purpose); and
(m)Investments in the Loans permitted under and permitted in accordance with Section 10.06(f).
In addition, notwithstanding anything to the contrary in this Agreement or any other Loan Documents, in no event shall Holdings, the Borrower or any Subsidiary Guarantor be permitted to dispose of or transfer any material assets, whether as a disposition, sale, assignment, transfer, Restricted Junior Payment or Investment to any Subsidiary that is not a Subsidiary Guarantor or any other Affiliate of Holdings or any Joint Venture, in each case without the consent of the Required Lenders; provided that the Borrower or any Subsidiary Guarantor shall be permitted to grant non-exclusive licenses to any Person that is not a Guarantor in the ordinary course of business.
Section 7.07.[Reserved].
Section 7.08.Fundamental Changes; Disposition of Assets; Acquisitions. Enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, equipment and other assets and Consolidated Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(a)any Subsidiary may be merged with or into the Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Subsidiary; provided that in the case of any such transaction, (i) the Borrower shall be the continuing or surviving Person in any such transaction involving the Borrower and (ii) subject to the preceding clause (i), a Subsidiary Guarantor shall be the continuing or surviving Person in any such transaction involving a Subsidiary Guarantor;
(b)any Subsidiary may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;
(c)sales or other dispositions of assets that do not constitute Asset Sales;
(d)Asset Sales; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the chief executive officer and chief financial officer of the Borrower), (2) no less than 100% thereof shall be paid in Cash and (3) the Net Cash Proceeds thereof shall be used to prepay the Term Loans to the extent required by Section 2.08(b)(vi); provided that (x) any earnouts or deferred payments that are received by the Borrower or any of its Subsidiaries in such Asset Sale and (y) any other Designated Non-cash Consideration received by the Borrower or any of its Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, in an amount not to exceed $3,000,000, calculated at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case shall be deemed Cash;
(e)disposals of immaterial, obsolete, worn out or surplus property in the ordinary course of business that are not used or useful in the business of the Borrower and its Subsidiaries;
(f)Investments made in accordance with Section 7.06;
(g)dispositions of Cash Equivalents in the ordinary course of business; and
(h)dispositions of Equity Interests in Subsidiaries for the purposes of forming a Joint Venture agreed to by the Required Lenders; provided that such Joint Venture shall remain a Subsidiary of the Borrower; and
(i)Designated Acquisitions.
Upon the request of the Borrower in the form of a certificate of an Authorized Officers which states that such release is permitted pursuant to the Loan Documents (which identifies with reasonable specificity the releases sought and Collateral disposed of), the Administrative Agent or Collateral Agent, as applicable, shall reasonably promptly execute and deliver to the Borrower any and all documents or instruments reasonably requested by the Borrower to release any Lien encumbering any items of Collateral that are subject to a conveyance, sale, lease, exchange, transfer or other disposition pursuant to this Section 7.08 or otherwise permitted pursuant to this Agreement.
Section 7.09.Disposal of Subsidiary Interests. Directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Significant Subsidiaries, except (i) in the case of nominal shares issued to local residents and directors to the extent required by local law, (ii) for Permitted Liens; (iii) if such disposition is for $15,000,000 or less, 100% of the Net Proceeds received by Holdings or any Subsidiary in connection with such disposition is applied in accordance with Section 2.08(b)(ii) (provided that there shall be no reinvestment right in respect thereof), or (iv) otherwise with the consent of the Required Lenders.
Section 7.10.Sales and Lease-Backs. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any Subsidiary), (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than the Borrower or any Subsidiary) in connection with such lease or (c) is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party, other than transactions where any related sale of assets is permitted under Section 7.08, any related Indebtedness is permitted to be incurred under Section 7.01 and any Lien in connection therewith is permitted to be granted under Section 7.02.
Section 7.11.Transactions with Shareholders and Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction at the time from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction not otherwise prohibited by this Article VII between or among Loan Parties or between or among Subsidiaries who are not Loan Parties; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and the Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and the Subsidiaries entered into in the ordinary course of business; (d) services agreements, statements of work, service level agreements and acquisition transactions with Onity and other Persons, including each of their Affiliates and Subsidiaries, in each case, entered into in the ordinary course of business of the Borrower and the Subsidiaries and consistent with past practices; and (e) transactions described on Schedule 7.11.
Section 7.12.Conduct of Business. Unless otherwise agreed to by the Required Lenders, engage in any line of business substantially different from the Core Business Activities and any business reasonably related, complementary or ancillary thereto.
Section 7.13.Modifications of Junior Indebtedness. Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness in such a manner that would cause the terms of such Junior Indebtedness to fail to satisfy the requirements of the definition of “Junior Indebtedness” without in each case obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver.
Section 7.14.Material Amendments or Waivers of Organizational Documents, Shareholder Warrants or Warrant Agreement. Agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of the Organizational Documents of the Borrower or any Guarantor, the Warrant Agreement or the Shareholder Warrants after the Closing Date that would materially and adversely impact the Lenders (in their capacities as such) without in each case obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver.
Section 7.15.Fiscal Year. Change its Fiscal Year-end from December 31 or change its method of determining Fiscal Quarters.
Section 7.16.Certain Activities of Holdings. (a) In the case of Holdings, (i) hold any material assets other than (A) the Equity Interests of the Borrower, (B) intercompany receivables and (C) cash to the extent necessary for maintaining operating deposit accounts and other corporate purposes, in each case in ordinary course of business and consistent with past practice, (ii) have any material liabilities other than (A) liabilities under the Loan Documents and other Indebtedness permitted under Section 7.01(j), (m), (q) and (s), (B) tax liabilities in the ordinary course of business, and (C) other liabilities for directors’ fees, SEC regulatory compliance and maintenance of existence and liabilities covered by insurance or (iii) engage in any business or activity other than (A) owning Equity Interests of the Borrower and activities incidental or related thereto or to the maintenance of the corporate existence of Holdings or compliance with applicable Law, (B) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (C) participating in activities incidental to compliance with the provisions of the Securities Act and the Exchange Act and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt holders, (D) acting as a Guarantor under the Guaranty and pledging its assets to the Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents to which it is a party, (E) acting as an issuer or guarantor in respect of Junior Indebtedness permitted to be incurred under Section 7.01(m) and as a guarantor in respect of Indebtedness permitted to be incurred under Section 7.01(j), (q) and (s) and (F) issuing and purchasing its own common stock; and (b) permit any Person other than Holdings to hold any Equity Interests of the Borrower.
Section 7.17.Use of Proceeds.

(a)Use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise);
(b)Use the proceeds of the Loans, in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law; and
(c)Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
Section 7.18.Liability Management Transactions. Directly or indirectly (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction.
Section 7.19.Modifications of AAMC Loan. Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the AAMC Loan or any Permitted Refinancing or replacement facility in respect thereof in such a manner that would be materially adverse to the Lenders hereunder (it being understood, without limitation of this Section 7.19, that any (i) changes to the nature or type of collateral securing such Indebtedness or (ii) the addition of any guarantors to guarantee such Indebtedness that are not Loan Parties shall, in each case, be deemed to be materially adverse to the Lenders for purposes of this Section 7.19), in each case without the consent of the Required Lenders.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01.Events of Default. If any one or more of the following conditions or events occur:
(a)Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due;
(b)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any Subsidiary in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made;

(c)Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 6.01(e), Section 6.02 (as to existence of the Loan Parties only), Section 6.12, Article VII hereof or Section 6 of the Security Agreement;
(d)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with (A) Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d), and such default shall not have been remedied or waived within five (5) Business Days after the due date, or (B) any term contained herein or in any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default;
(e)Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)), in an individual principal amount (or Net Mark-to-Market Exposure) of $10,000,000 or more or with an aggregate principal amount (or Net Mark-to-Market Exposure) of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (provided that, solely in the case of any such breach or default of Section 7.20 of the Super Senior Term Credit Agreement, an Event of Default pursuant to this clause (e) shall only have occurred if the Obligations under and as defined in the Super Senior Term Credit Agreement are accelerated by the lenders thereunder);
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower, Holdings or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable U.S. federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable U.S. federal, state or foreign law; or (ii) an involuntary case shall be commenced against the Borrower, Holdings or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable U.S. federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over the Borrower, Holdings or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of the Borrower, Holdings or any of its Significant Subsidiaries for all or substantially all of its property; or a warrant of attachment, execution or similar process shall have been issued against all or substantially all of the property of the Borrower, Holdings or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged;
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower, Holdings or any of its Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable U.S. federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or the Borrower, Holdings or any of its Material Subsidiaries shall make any assignment for the benefit of creditors or (ii) the Borrower, Holdings or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower, Holdings or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f);
(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $15,000,000 or (ii) in the aggregate at any time an amount in excess of $15,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disputed coverage) shall be entered or filed against the Borrower, Holdings or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days;
(i)Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect;
(j)Change of Control. A Change of Control occurs;
(k)Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents;
(l)Onity and Rithm Agreements. The termination, on a final, non-appealable basis, of either (i) the Material Onity Agreements or (ii) the Material Rithm Agreements, in each case prior to the expiration dates of such agreements as in effect as of the date of entry into the Transaction Support Agreement; or
(m)Warrant Agreement and Shareholder Warrants. Failure of Holdings or any of its Subsidiaries to comply in any material respects with the terms of the Shareholder Warrants or the Warrant Agreement (including, without limitation, the failure by Holdings to reserve (and to keep available), from its authorized shares of treasury stock not reserved for other purposes, sufficient shares of such treasury stock to deliver out of such reserved treasury stock to holders of the Shareholder Warrants the maximum number of shares of its common stock deliverable upon exercise of all of the Shareholder Warrants;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by the Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party:

(I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (B) the Administrative Agent (acting at the direction of the Required Lenders) may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents.
Section 8.02.Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due as set forth in Section 8.01), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.13, the Super Senior Intercreditor Agreement and any other intercreditor agreement entered into in accordance with the terms of this Agreement, be applied by the Administrative Agent in the following order:
(i)FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Agents in their capacities as such;
(ii)SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III and fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
(iii)THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term B Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
(iv)FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Term B Loans and any Exit Premium, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;
(v)FIFTH, to the payment of all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause FIFTH payable to them; and
(vi)LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
THE AGENCY PROVISIONS
Section 9.01.Appointment and Authority.
(a)Administrative Agent. Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints Cantor to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.07 and 9.08) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The rights, privileges and immunities of the Agents in this Agreement shall apply to each other Agent and shall be automatically incorporated by reference into each Loan Document, whether or not expressly stated therein.
(b)Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
Section 9.02.Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03.Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is Continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) including instructions by e-mail from the Required Lenders or their counsel (who on the Closing Date is Davis Polk & Wardwell LLP); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and prior to taking such action described in this proviso, the Administrative Agent may require a satisfactory indemnity from the Required Lenders or Lenders, as applicable, against all losses, liability and expenses that may be incurred by it by reason of taking or continuing to take such action; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral, or the creation, perfection or priority of any Lien purported to be created by the Security Documents (notwithstanding the consequences pursuant to Section 8.01(k)) or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
The Administrative Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent.
The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
The Administrative Agent shall not be responsible for the contents of any reports, information or documents delivered pursuant to Section 6.01 or any information contained therein or determinable therefrom, including the Borrower’s compliance with any of its covenants.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Assignees. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Assignee or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Assignee.
The Administrative Agent shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral.
Section 9.04.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06.Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. The Required Lenders, at their sole discretion, may upon ten (10) days’ prior written notice remove the Administrative Agent in consultation with the Borrower (such date of appointment, the “Removal Effective Date”). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within fifteen (15) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07.Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of the Loan Parties’ financial advisors or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Loan Parties’ financial advisors (a) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents or (b) shall be deemed to be acting as an advisor, agent or fiduciary of any Lender or any other Person.
Section 9.09.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative

Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10.Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09 each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, to:
(i)release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments of all the Lenders and payment in full of all Obligations (other than contingent indemnification obligations), (B) with respect to any property that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or (C) if approved, authorized or ratified in writing in accordance with Section 10.01;
(ii)release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; provided that the primary purpose of the transaction by which such Guarantor ceases to be a Subsidiary was not to evade the obligations under the Guaranty and was consummated on an arms’ length basis with an unaffiliated third-party as evidenced by a certificate of an Authorized Officer and (B) at the time of such release (after giving effect thereto), (I) all remaining outstanding Investments in such Guarantor (if any) would then be permitted to be incurred or made in accordance with the relevant provisions of Section 7.06 (for purposes of determining compliance therewith, the Borrower and its Subsidiaries shall be deemed to have made a new Investment in such Person in an amount equal to the portion of the fair market value of the assets of such Person attributable to the Borrower’s or Subsidiary’s retained direct or indirect ownership interest in such Person) and (II) all outstanding Indebtedness for which Holdings or any of its Subsidiaries remains an obligor would then be permitted to be incurred under Section 7.01 (with the Borrower being required to reclassify any such items in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by the applicable covenant); and
(iii)subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(m) or 7.02(z).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Agreement and the other Loan Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the Super Senior Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, in each case in accordance with the terms thereof.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, including with respect to the filing of UCC financing statements or continuation statements.
Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including any sale or disposition conducted under a plan of reorganization), any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender in its individual capacities) shall be entitled, at the direction of the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guaranty provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.
In the event that the Administrative Agent or the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Administrative Agent’s or the Collateral Agent’s sole discretion may cause the Administrative Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Administrative Agent or the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Administrative Agent and the Collateral Agent reserves the right, instead of taking such action, either to resign as Administrative Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Administrative Agent and the Collateral Agent will not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s or the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section 9.11.[Reserved].
Section 9.12.Certain Representations.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such “Qualified Professional Asset Manager” made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that (i) none of the

Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.13.Recovery of Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.13 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) , agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.13(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments ) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an electronic communication as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(i)Subject to Section 10.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE X
MISCELLANEOUS
Section 10.01.Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender, to comply with local law or the advice of local counsel or to cause one or more Loan Documents to be consistent with other Loan Documents; provided, that the Administrative Agent shall be entitled to refrain from entering into such amendment absent direction from the Required Lenders (including by e-mail), and (y) no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.01) without the written consent of such Lender;
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than a mandatory prepayment) without the written consent of each Lender directly adversely affected thereby;
(iii)reduce the principal of, or the rate of interest specified herein on, or alter the form of payment of any interest with respect to, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(iv)change (A) Section 2.11(c) or any other provision in this Agreement or any other Loan Document in a manner that would, indirectly or directly, alter the pro-rata sharing of payments required thereby without the written consent of each Lender directly adversely affected thereby or (B) Section 8.02 or any other provision in this Agreement or any other Loan Document in a manner that would, indirectly or directly, alter the order of application of any payments made thereunder, in each case without the written consent of each Lender directly adversely affected thereby;
(v)change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(vi)change any provision of Section 2.08(a) or (b) or any other provision in this Agreement or any other Loan Document in a manner that would, indirectly or directly, alter the order of application of any voluntary or mandatory prepayment without the written consent of each Lender directly adversely affected thereby;
(vii)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(viii)release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone in reliance on a certificate of an Authorized Officer);
(ix)subordinate (A) the Liens securing any of the Obligations on all or substantially all of the Collateral to the Liens securing any other Indebtedness or other obligations or (B) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (A) or (B), without the consent of each Lender directly adversely affected thereby, unless (I) each such adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide or acquire its pro rata share (based on the aggregate principal amount of the Loans and Commitments hereunder) of the Senior Indebtedness on the same terms and conditions (other than bona fide backstop or similar fees and reimbursement of counsel or other administrative fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to such providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than ten (10) Business Days or (II) any such subordination is in connection with a debtor-in-possession financing (or similar financing under applicable law) provided to the Borrower or any other Loan Party in an insolvency proceeding with respect thereto by any Lender or its Affiliates, by any group of Lenders (or their respective Affiliates) or by any creditor or group of creditors (or their respective Affiliates) as holders of (or Affiliates of holders of) Indebtedness secured on a pari passu basis (without regard to control of remedies) with the Obligations;
(x)amend or modify the provisions of this Agreement to permit the designation of any Subsidiary as “unrestricted” or any similar concept excluding any Subsidiary from compliance with the covenants in this Agreement without the written consent of each Lender directly affected thereby;
(xi)amend or modify the definition of “Liability Management Transaction and/or Section 7.18 without the written consent of each Lender directly affected thereby; or
(xii)waive any Default or Event of Default under Section 8.01(a) for the failure to pay interest, principal or any Exit Premium in respect of a Loan, or extend any grace period for the failure to pay interest, principal or any Exit Premium, without the written consent of each Lender directly and adversely affected thereby.
provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent which would require the consent of a Lender but for the fact that it is a Defaulting Lender shall be enforced against it without its consent; and (iii) Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (provided that for the avoidance of doubt, that such consent of the Required Lenders shall not be required for amendments effected through Incremental Assumption Agreements pursuant to Section 2.12) to add one or more additional term loan facilities to this Agreement to the extent permitted by the terms of this Agreement, subject to the limitations in Sections 2.12 (in the case of any Incremental Assumption Agreement), and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a subordinated basis to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder.
Notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders on the same terms and conditions under one or more of the Facilities (each Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Borrower and reasonably acceptable to the Administrative Agent. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Required Lenders). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments under such Affected Facility as to which such Lender’s acceptance has been made. The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders under the Affected Facility. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 5.02 reasonably requested by the Administrative Agent or the Accepting Lenders. As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a reduction, elimination or extension of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Margin and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Loans and Commitments of the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement) and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence (provided that for the avoidance of doubt, any such Permitted Amendment shall be subject to clause (xii) of this Section 10.01).
If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender (or each affected Lender) and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.14; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant thereto).
Section 10.02.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, Holdings or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material Non-Public Information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)Change of Address, Etc. Each of Holdings, the Borrower and the Administrative Agent may change its address, facsimile, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material Non-Public Information with respect to the Borrower or its securities for purposes of United States federal or state securities Laws.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Requests) purportedly given by or on behalf of the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.
Section 10.03.No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.09 or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.01 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04.Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent and the Lenders (including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent, which as of the Closing Date shall be Shipman & Goodwin LLP, as well as one local counsel in each relevant jurisdiction material to the Lenders taken as a whole as determined by the Required Lenders (which may be a single local counsel acting in multiple such jurisdictions), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (including expenses incurred in connection with due diligence and initial ongoing Collateral examination and any Loan Document executed in connection with any post-closing obligation and ancillary matters related thereto) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and one counsel for the Lenders taken as a whole, and if reasonably necessary, one local counsel in each relevant jurisdiction material to the Lenders taken as a whole as determined by the Administrative Agent in consultation with the Borrower (which may be a single local counsel acting in multiple such material jurisdictions) unless the representation of all such parties by any such counsel would not be appropriate due to the existence of a conflict of interest), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all reasonable and documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP, as U.S. Counsel and Loyens & Loeffs, as Luxembourg counsel, in each case for the Lenders, in connection with the negotiation, documentation, execution and delivery of this Agreement and the other Loan Documents (including any Loan Document executed in connection with any post-closing obligation and ancillary matters related thereto) and any amendments, modifications or waivers of the provisions hereof or thereof, in each case whether or not the transactions contemplated hereby or thereby shall be consummated.
(b)Indemnification. The Borrower shall indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), the Agents, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented counsel fees, charges and disbursements) of not more than a single primary counsel for the Agents’ Indemnitees and a separate counsel for the Lenders’ Indemnitees, taken as a whole, plus, if reasonably necessary, a single local counsel for all Indemnitees in each relevant jurisdiction that is material to the interests of such Indemnitees taken as a whole as determined by such Indemnitees in consultation with the Borrower (which may be a single local counsel acting in multiple such material jurisdictions) (except the allocated costs of in-house counsel) unless, in the reasonable opinion of any such Indemnitee seeking indemnity, such joint representation would be inappropriate due to the existence of conflict of interest, in which case such Indemnitee or Indemnitees, as the case may be, shall inform the Borrower of such conflict and the Borrower shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Indemnitees as is necessary to avoid any conflict of interest, incurred by any Indemnitee or asserted against any Indemnitee by a Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, by reason of, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) the Transaction Support Agreement and the Transactions, (iii) any Loan or the use or proposed use of the proceeds therefrom or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing and preparation of a defense in connection therewith, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach of any Loan Document by such Indemnitee or any of its controlled Affiliates and officers, directors, employees, agents and controlling persons (in the case of the Agent, due to a material breach as a result of such Agent’s gross negligence, willful misconduct or fraud) thereof or (y) arise from any disputes solely among Indemnitees that do not involve an act or omission by any of the Loan Parties and which are not claims against any of the Administrative Agent in their capacity agent hereunder or under any other Loan Document. No Indemnitee seeking indemnification under this Section 10.04(b) will, without the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim investigation, litigation or proceeding referred to herein; provided that if any of the foregoing actions is taken with the consent of the Borrower or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such claim, investigation, litigation or proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such action or judgment in accordance with and subject to the limitations of the provisions of this paragraph. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested indemnification for any settlement or other action referred to in the immediately preceding sentence, the Borrower shall be liable for such settlement or other action effected without the Borrower’s consent if (a) such settlement or other action is entered into more than thirty (30) days after receipt by the Borrower of such request for such indemnification and (b) the Borrower shall not have provided such indemnification in accordance with such request prior to the date of such settlement or other action. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that Holdings and the Borrower for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it or them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro-rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s outstanding

Loans and unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ percentage (carried out to the ninth decimal place) of the Facilities (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.02(a).
(d)Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.04(b) shall survive the resignation or replacement of the Administrative Agent, the replacement of any Lender, the termination of the Commitments of all the Lenders and the repayment, satisfaction or discharge of all the other Credit Obligations.
Section 10.05.Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Credit Obligations and the termination of this Agreement.
Section 10.06.Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e). Nothing in this Agreement, expressed or implied, is intended to confer, shall be construed to confer, or shall confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06, the Loan Parties’ financial advisors (to the extent provided in Sections 9.07 and 9.08) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000, unless, so long as no Event of Default has occurred and is Continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and any facilities provided pursuant to the second paragraph of Section 10.01 on a non-pro-rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is Continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment under the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender under the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) except as provided in Section 10.06(f), to any Loan Party or to an Affiliate of a Loan Party, (B) to any Defaulting Lender or any of its Subsidiaries or to any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or any of its Subsidiaries, (C) to any natural person or (D) absent the consent of the Borrower (which consent may be withheld in the sole discretion of the Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list of competitors of any Loan Party and their direct or indirect Subsidiaries and parent companies posted on the Platform prior to the Closing Date, as updated from time to time (but no more often than quarterly) by the Borrower by posting a new such list of Ineligible Assignees on the Platform.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro-rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Luxembourg Civil Code. In case of an assignment, transfer or novation by a Lender of all or any part of its rights and obligations under any of the Loan Documents, such Lender and assignee Lender shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the security interest created under the Security Documents securing the rights assigned, transferred or novated thereby, will be preserved for the benefit of the assignee Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and

Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(c)Register.
(i)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(ii)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b)(iv) of this Section 10.06 (unless waived in accordance with such paragraph) and any written consent to such assignment required by paragraph (b)(iii) of this Section 10.06, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c)(ii).
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other

Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in subclauses (iii), (iv), (v), (ix) and (x) of clause (y) of the first proviso to Section 10.01 that affects such Participant and requires the consent of each Lender directly affected thereby. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.14 as if it were an assignee under subsection (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Open Market Purchases and Private Transactions. Any Lender may, at any time, assign all or a portion of its rights and obligations under the Term Facility to Holdings or the Borrower on a non pro rata basis (x) at par or a discount to par in accordance with the procedures open to all Lenders set forth in Section 2.08(a)(iii) or (y) at a discount to par through open market purchases (including through a broker acting on behalf of Holdings or the Borrower) and/or private transactions, in each case, for cash consideration, in an aggregate principal amount in any Fiscal Year not to exceed $3,000,000, provided that:
(i)any Term Loans so acquired shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and shall not change the scheduled amortization of the Term Loans required by Section 2.07, except to reduce the amount outstanding and due and payable on the applicable Term Facility Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such assignment (provided that, for the avoidance of doubt, such reduction shall apply on a pro rata basis to the Term Loans of the same class and tranche that are held by the applicable Lender)); and
(ii)the Borrower shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of such assignment and, if any Term SOFR Loan is assigned on a date other than the scheduled last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.05.
Section 10.07.Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Affiliates and Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as NAIC); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Person invited to be a Lender pursuant to Section 2.12 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.07 or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 10.07, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or any such Subsidiary; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and the Closing Date of such transactions, all at their sole expense.
Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material Non-Public Information concerning Holdings, the Borrower or one or more Subsidiaries,

as the case may be, (ii) it has developed compliance procedures regarding the use of material Non-Public Information and (iii) it will handle such material Non-Public Information in accordance with applicable Laws, including federal and state securities Laws.
Section 10.08.Platform; Borrower Materials. Each of Holdings and the Borrower hereby acknowledges that (i) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material Non-Public Information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of Holdings and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material Non-Public Information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Borrower agrees to take all actions necessary to permit the Borrower Materials referred to in Section 6.01 (excluding Section 6.01(c)) to be made available through a portion of the Platform designated “Public Side Information.”
Section 10.09.Right of Setoff. If an Event of Default shall have occurred and be Continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender, different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.10.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the

Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Credit Obligations hereunder.
Section 10.11.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.12.Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Credit Obligation shall remain unpaid or unsatisfied.
Section 10.13.Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.14.Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, the Exit Premium, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.08(a)(ii) and 3.05) from the assignee (to the extent of such outstanding principal, Exit Premium and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable Laws; and
(v)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent, as applicable, by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 10.14, it shall promptly execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Acceptance; provided that the failure of any such Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
Section 10.15.Governing Law; Jurisdiction Etc.
(a)Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
(b)Submission to Jurisdiction. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)Waiver of Venue. THE BORROWER AND EACH OTHER LOAN PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)The guarantee of each Loan Party under the Loan Documents is (in part) an international transaction in which payment of Dollars in New York, New York, is of the essence, and Dollars shall be the currency of account in all events. The payment obligation of each Loan Party shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to New York, New York, under normal banking procedures does not yield the amount of Dollars in New York, New York due hereunder. In the event that any payment by a Loan Party, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in New York, New York, the Administrative Agent, the Collateral Agent, the Lenders and each Indemnitee have a separate cause of action against such Loan Party for the additional amount necessary to yield the amount due and owing to the Administrative Agent, the Collateral Agent, the Lenders and each Indemnitee.
Section 10.16.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.
Section 10.17.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this

Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower on other matters; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.18.Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.19.USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
Section 10.20.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.21.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, facilities in connection with any Permitted Refinancing of the Loans, or loans incurred under a new credit facility, in each case, to the extent such roll, extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in Cash” or any other similar requirement.
Section 10.22.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.23.Revival and Reinstatement of Obligations; Certain Waivers. If (a) any Secured Party repays, refunds, restores, or returns (“Restores”) in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Secured Party in full or partial satisfaction of any Obligation or on account of any other obligation of any Secured Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any Debtor Relief Law, including provisions of Debtor Relief Law relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or (b) any Lien securing any of the Obligations is asserted or declared to be a Voidable Transfer, or (c) any Secured Party elects to Restore or release or terminate any Lien securing any Obligations on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence, or any grant of Lien, is or may be a Voidable Transfer, then, as to any such Voidable Transfer, the liability of the Loan Parties with respect to the Obligations (including any amount or property paid, refunded, restored, or returned) will automatically and immediately be revived, reinstated, and restored as an obligation under this Agreement secured by the Liens securing the obligations under this Agreement, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (x) any Agent’s Liens shall have been released or terminated, or (y) any provision of this Agreement shall have been terminated or cancelled, any Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.
Section 10.24.[Signature Pages on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDINGS:	ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By: /s/ William B. Shepro Name: William B. Shepro Title: Chairman

BORROWER:	ALTISOURCE S.À R.L.
By: /s/ William B. Shepro Name: William B. Shepro Title: Manager

AGENT:

CANTOR FITZGERALD SECURITIES, as Administrative Agent and Collateral Agent
By:    /s/ Christian Wall
Name: Christian Wall
Title: Global Head of Fixed Income

[Signature Page to Exchange First Lien Loan Credit Agreement]

[Lender signature pages on file with the Borrower]

[Schedules on file with the Borrower]